Exhibit (k)(28)

Execution Copy

KAYNE ANDERSON MLP INVESTMENT COMPANY

Series I Mandatory Redeemable Preferred Shares

SECURITIES PURCHASE AGREEMENT

Dated October 29, 2014

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SCHEDULE A	—	Information Relating to Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 5.19	—	Capital Stock

EXHIBIT 1	—	Form of Articles Supplementary

EXHIBIT 2(a)	—	Form of Certificate Representing Series I MRP Shares

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers

Exhibit 13.1	—	Form of Legend

EXHIBIT 14.3	—	Form of Agency Agreement

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KAYNE ANDERSON MLP INVESTMENT COMPANY

811 Main Street, 14th floor

Houston, Texas 77002

Series I Mandatory Redeemable Preferred Shares

October 29, 2014

TO EACH OF THE PURCHASERS LISTED IN

        SCHEDULE A HERETO:

Ladies and Gentlemen:

KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1. AUTHORIZATION OF MRP SHARES.

Section 1.1. Authorization of Mandatory Redeemable Preferred Shares. The Company will authorize the creation, issuance and sale of new common stock as shares of one new series of Preferred Stock (as defined in the Company’s Articles of Amendment and Restatement) classified and designated as “Series I Mandatory Redeemable Preferred Shares” (the “MRP Shares”) liquidation preference $25.00 per share and to consist of 1,000,000 shares; provided that in no event shall the aggregate purchase price of the Series I MRP Shares exceed $25,000,000. The MRP Shares will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Articles Supplementary (the “Articles Supplementary”) describing the MRP Shares in the form attached hereto as Exhibit 1. A true and correct copy of the Articles of Amendment and Restatement of the Company as currently in effect and prior to the adoption and filing of the Articles Supplementary has heretofore been furnished to you by the Company. The MRP Shares will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, on a parity with shares of any other series of Preferred Stock and prior to any and all of the Common Stock or of any other class of shares of the Company ranking junior to the Preferred Stock.

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE OF MRP SHARES.

Section 2.1. Sale and Purchase of MRP Shares. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

purchase from the Company, at the Closing provided for in Section 3, the number of shares of MRP Shares and of the series specified opposite such Purchaser’s name in Schedule A at a price per share of $25.00. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. The MRP Shares issued hereunder are each herein sometimes referred to as MRP Shares of a “series.”

SECTION 3. CLOSING.

The sale and purchase of the MRP Shares to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603-4080, at 10:00 a.m., Chicago time, at a closing (the “Closing”), which shall be on October 29, 2014 or on such other Business Day thereafter on or prior to October 30, 2014 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver or cause to be delivered to each Purchaser the MRP Shares to be purchased by such Purchaser at the Closing (as specified opposite such Purchaser’s name (or the name of its nominee) in Schedule A), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 113-80140-12 at JPMorgan Chase Bank, N.A. / CTC, 14201 North Dallas Parkway, Thirteenth Floor (TX1-J165), Dallas, Texas 75254, ABA# 021000021; TDA/DDA# 0728109447; Account Name: JPMCB/CTC; FFC Account Number: P09447/CUST/1138014012, for credit to account: Kayne Anderson MLP Investment Company; Ref: MRP Shares. If at the Closing the Company shall fail to tender such MRP Shares to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the MRP Shares to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default; Compliance with Articles Supplementary. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Articles Supplementary required to be performed or complied with by it, prior to or at the Closing and after giving effect to the issue and sale of the MRP Shares (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, filing and execution of the Articles Supplementary, the authorization, issuance and sale of the MRP Shares and the authorization, execution and delivery of this Agreement.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Paul Hastings LLP, counsel for the Company, and from Venable LLP, special Maryland counsel to the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of MRP Shares shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms (such as Forms U-1 and G-1 through 4) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other MRP Shares. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the MRP Shares to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 4.8. Private Placement Number. A private placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the MRP Shares.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the MRP Shares is to be deposited.

Section 4.11. Rating of MRP Shares. The MRP Shares shall have been given a rating of not less than AA by Fitch prior to the date of issuance thereof.

Section 4.12. Articles Supplementary. The Board of Directors of the Company shall have duly adopted the Articles Supplementary and the Articles Supplementary shall have been duly filed with the State Department of Assessments and Taxation of Maryland, all in compliance with the applicable provisions of the Maryland General Corporation Law. The Articles Supplementary shall constitute a legal and valid part of the charter of the Company.

Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request and shall receive such information as may be reasonably necessary to complete any Holder Forms.

Section 4.14. Consent of Holders of Other Securities. On the date of Closing, any consent or approvals required to be obtained from any holder or holders of any outstanding Securities of the Company which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel.

Section 4.15. Sale of 2014B Notes; Satisfaction of Closing Conditions in 2014B Note Purchase Agreement. Contemporaneously with the Closing the Company shall sell to each purchaser under the 2014B Note Purchase Agreement and each such purchaser shall purchase the 2014B Notes to be purchased by it at the Closing (as defined in the 2014B Note Purchase Agreement). The closing conditions set forth in Section 4 of the 2014B Note Purchase Agreement shall have been satisfied to each such purchaser’s satisfaction as provided therein.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, to execute and file the Articles Supplementary, to create, issue and sell the MRP Shares and to perform the provisions hereof and thereof. Any approvals by the stockholders of the Company required by law, the Articles of Amendment and Restatement (including the Articles Supplementary) or Bylaws of the Company or otherwise have been duly obtained. The Company is a non-diversified, closed-end management investment company as such term is used in the 1940 Act.

Section 5.2. Authorization, Etc. This Agreement, the Articles Supplementary and the MRP Shares have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each MRP Shares will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company, including through its agents, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to October 10, 2014 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since November 30, 2013 there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4. No Subsidiaries. The Company has no Subsidiaries as of the date of Closing other than CNR GP HoldCo LLC, which is the general partner of Clearwater Natural Resources, LP and was organized for the sole purpose of holding an investment in that portfolio company consistent with the Company’s investment objective.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the execution and filing of the Articles Supplementary, and the creation, issuance and sale of the MRP Shares will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the execution and filing of the Articles Supplementary or the creation, issuance and sale of the MRP Shares, except for the filing and recording of the Articles Supplementary as described in Section 4.12 of this Agreement.

Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) The Company is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. As of the date hereof, the Company has not been subject to a Federal income tax audit other than with respect to the tax year ended in 2004 (which audit has not been closed, but which audit would not reasonably be expected to have a Material Adverse Effect), and no statute of limitations related to Federal income tax liabilities of the Company has run.

Section 5.10. Title to Property; Leases. The Company has good and sufficient title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time in the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or Section 4975 of the Code. Neither the Company nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) with respect to any such plan.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the MRP Shares or any similar securities (other than the 2014B Notes) for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, more than 70 Persons, all of which were Institutional Investors, including the Purchasers, each of which has been offered the MRP Shares or similar securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the MRP Shares to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the MRP Shares as permitted under the 1940 Act including for making new portfolio investments and for general corporate purposes. Assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms by the

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Purchasers (such as Forms U-1 and G-1 through 4, as applicable), each Purchaser’s purchase of the MRP Shares specified under this Agreement will not cause a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), Regulation X of said Board (12 CFR 224) or Regulation T of said Board (12 CFR 220).

Section 5.15. Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of September 30, 2014 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, and no event or condition exists with respect to any Indebtedness of the Company the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except for the 1940 Act or as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Subsidiary nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Subsidiary nor any Controlled Entity has been notified in writing that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

(b) No part of the proceeds from the sale of the MRP Shares hereunder constitutes or, based on an action by the Company or any of its Subsidiaries or any Controlled Entity, will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Subsidiary or any Controlled Entity, directly or indirectly (i) to make an investment by the Company or any Subsidiary or any Controlled Entity in any Blocked Person, or consummate any transactions or dealings with the Company or any of its Subsidiaries or any Controlled Entity and any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Subsidiary nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company, each Subsidiary and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Subsidiary nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s knowledge is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws;

(2) To the Company’s knowledge, neither the Company nor any Subsidiary nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3) No part of the proceeds from the sale of the MRP Shares hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 5.17. Status under Certain Statutes. The Company is subject to regulation under the 1940 Act. The Company is and immediately after giving effect to the issuance of the MRP Shares and the 2014B Notes will be, in compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 5.18. Ranking of Obligations. The Company’s obligations with respect to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company in respect of the MRP Shares will, upon issuance thereof, rank senior to all Common Stock of the Company and pari passu with all other Preferred Stock of the Company.

Section 5.19. Capital Stock. The authorized and outstanding capital stock of the Company as of September 30, 2014 is set forth in Schedule 5.19 attached hereto. All of the outstanding capital stock of the Company has been validly issued and is fully paid and non-assessable and is subject to no liens and encumbrances, other than as set forth on said Schedule 5.19. The stockholders of the Company are not entitled to any preemptive rights with respect to the Common Stock or other capital stock of the Company. The Company has no outstanding warrants, options, convertible Securities or preemptive or other rights for the purchase, nor is it a party to or is it bound by any agreement or other instrument restricting or affecting the issuance, of capital stock of the Company other than the Company’s charter and under Section 6.6 of the Credit Agreement, under Section 6.4 of the Sumitomo Loan Agreement, under Section 10.4 of the 2009 Note Purchase Agreement, under Section 10.4 of the 2010A Note Purchase Agreement, under Section 10.4 of the 2010B Note Purchase Agreement, under Section 10.4 of the 2011 Note Purchase Agreement, under Section 10.4 of the 2012 Note Purchase Agreement, under Section 10.4 of the 2013 Note Purchase Agreement, under Section 10.4 of the 2014A Note Purchase Agreement, under Section 10.4 of the 2014B Note Purchase Agreement, under paragraphs (b) and (c) of Section 4.04 of the First Supplemental Indenture of Trust and under paragraphs (b) and (c) of Section 4.04 of the Second Supplemental Indenture of Trust. The MRP Shares which are to be issued and sold on the date of Closing, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as are set forth in the Articles Supplementary and the laws of the State of Maryland.

Section 5.20. Restrictions on Creation of MRP Shares and Distributions. (a) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the creation or issuance of MRP Shares of the Company, other than this Agreement and the Articles Supplementary and under Section 6.6 of the Credit Agreement, under Section 6.4 of the Sumitomo Loan Agreement, under Section 10.4 of the 2009 Note Purchase Agreement, under Section 10.4 of the 2010A Note Purchase

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Agreement, under Section 10.4 of the 2010B Note Purchase Agreement, under Section 10.4 of the 2011 Note Purchase Agreement, under Section 10.4 of the 2012 Note Purchase Agreement, under Section 10.4 of the 2013 Note Purchase Agreement, under Section 10.4 of the 2014A Note Purchase Agreement, under Section 10.4 of the 2014B Note Purchase Agreement, under paragraphs (b) and (c) of Section 4.04 of the First Supplemental Indenture of Trust, under paragraphs (b) and (c) of Section 4.04 of the Second Supplemental Indenture of Trust, under the Series A Articles Supplementary, under the Series B and C Articles Supplementary, the Series E Articles Supplementary, the Series F Articles Supplementary, the Series G Articles Supplementary and the Series H Articles Supplementary.

(b) The Company is not a party to or bound by any contract, indenture, agreement, instrument, order of any court, or governmental agency rule or regulation (other than the 1940 Act), or any note, debenture, bond, or other security, which contains provisions expressly limiting or restricting payments by the Company on or in respect of shares of its capital stock of any class, including, without limitation, the Company’s right and obligation to declare and pay dividends on the MRP Shares and to make mandatory and optional redemption of shares of the MRP Shares pursuant to the provisions of the Articles Supplementary other than this Agreement, the Credit Agreement, under the Sumitomo Loan Agreement, under Section 10.4 of the 2009 Note Purchase Agreement, under Section 10.4 of the 2010A Note Purchase Agreement, under Section 10.4 of the 2010B Note Purchase Agreement, under Section 10.4 of the 2011 Note Purchase Agreement, under Section 10.4 of the 2012 Note Purchase Agreement, under Section 10.4 of the 2013 Note Purchase Agreement, under Section 10.4 of the 2014A Note Purchase Agreement, under Section 10.4 of the 2014B Note Purchase Agreement, under paragraphs (b) and (c) of Section 4.04 of the First Supplemental Indenture of Trust, under paragraphs (b) and (c) of Section 4.04 of the Second Supplemental Indenture of Trust, under the Series A Articles Supplementary, under the Series B and C Articles Supplementary, the Series E Articles Supplementary, the Series F Articles Supplementary, the Series G Articles Supplementary and the Series H Articles Supplementary. The Company is subject to the Maryland General Corporation Law and the Articles Supplementary which impose limitations on the declaration and payment of dividends and other distributions and the redemption of the MRP Shares.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the MRP Shares for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the MRP Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the MRP Shares.

(b) Each Purchaser is duly authorized to enter into this Agreement, and the person signing this Agreement on behalf of the Purchaser is authorized to do so, under all applicable

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

governing documents (e.g., partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws, or operating agreement). This Agreement constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Each Purchaser (and any account which is a separate legal entity contemplated in Section 6.1(a)) is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the MRP Shares to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is an insurance company separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver or cause to be delivered to each holder of MRP Shares that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period concurrent with the mailing of the Company’s quarterly report to its stockholders) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

(i) an unaudited balance sheet of the Company, as at the end of such quarter, and

(ii) unaudited statements of operations and changes in net assets of the Company, for the portion of the fiscal year ending with such quarter,

all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the Company shall be deemed to have made such delivery of such quarterly financial statements if it shall have timely made such quarterly financial statements available on its home page on the worldwide web (at the date of this Agreement located at http://www.kaynefunds.com) and shall have given such holder prior notice of such availability on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”) provided, further, that the Company agrees also to deliver hard copies of such financial statements to any holder of MRP Shares who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

(b) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form N-CSR (the “Form N-CSR”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i) a balance sheet and schedule of investments of the Company, as at the end of such year, and

(ii) statements of operations and changes in net assets of the Company, for such year,

all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form N-CSR for such fiscal year

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form N-CSR if it shall have timely made Electronic Delivery thereof provided, further, that the Company agrees also to deliver hard copies of such financial statements to any holder of MRP Shares who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

(c) SEC and Other Reports — promptly upon their becoming available:

(i) one copy of each quarterly or annual financial statement, each regular or periodic report sent to the Company’s stockholders, each notice sent to the Company’s stockholders, each proxy statement and similar document filed with the SEC, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder) and each final prospectus and all amendments thereto filed by the Company with the SEC, and

(ii) if requested by a holder of MRP Shares, each financial statement, report or notice sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to any NRSRO.

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company (including, without limitation, actual copies of the quarterly and annual reports of the Company) or relating to the ability of the Company to perform its obligations under this Agreement and under the MRP Shares as from time to time may be reasonably requested by such holder of MRP Shares (including any such information as may be reasonably necessary to complete any Holder Forms).

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of MRP Shares pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate delivery of such certificate to each holder of MRP Shares promptly upon making of such Electronic Delivery):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 3(a)(ii), Section 3(a)(iii) and Section 7 of the Articles Supplementary and any additional provisions added pursuant to Section 3(i) of the Articles Supplementary, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 7.3. Visitation. The Company shall permit the representatives of each holder of MRP Shares that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, not more than twice each calendar year; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.

SECTION 8. REDEMPTION OF THE MRP SHARES.

The Company will not, directly or indirectly, through any Affiliate or otherwise, purchase, redeem or retire, or make any offer to purchase, redeem or retire, any shares of the MRP Shares other than pursuant to and in accordance with the applicable provisions of the Articles Supplementary.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the MRP Shares are outstanding:

Section 9.1. Compliance with Law. The Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA PATRIOT and Act Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the foregoing, the Company shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 9.2. Insurance. The Company will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 9.3. Maintenance of Properties. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes. The Company will file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by it, to the extent the same have become due and payable and before they have become delinquent, provided that the Company need not pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, as the case may be.

Section 9.7. [Intentionally Omitted.]

Section 9.8. [Intentionally Omitted.]

Section 9.9. [Intentionally Omitted.]

Section 9.10. [Intentionally Omitted.]

Section 9.11. Maintenance of Status. The Company will remain a non-diversified, closed-end company registered with the SEC under the 1940 Act. The Company will also maintain its investment objective to invest at least 85% of its Total Assets in energy-related master limited partnerships and their affiliates and in other companies that, as their principal

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

business, operate assets used in the gathering, transporting, processing, storing, refining, distributing, mining or marketing of natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the MRP Shares are outstanding:

Section 10.1. Transactions with Affiliates. The Company will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate and such transactions shall be pursuant to the reasonable requirements of the Company’s business and upon terms fair and reasonable to the Company.

Section 10.2. Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any MRP Shares its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the MRP Shares; and

(b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Articles Supplementary or the MRP Shares.

Section 10.3. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary or any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person subject to any sanctions imposed by the United Nations or by the European Union, or (b) to make an investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds from the sale of the MRP Shares hereunder) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any U.S. Economic Sanctions, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage in any activity that would reasonably be likely to subject the Company or any of its Subsidiaries or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 10.4. [Intentionally Omitted.]

Section 10.5. No Subsidiaries. The Company will not at any time have any Subsidiaries other than CNR GP HoldCo LLC (“CNR”), which is the general partner of Clearwater Natural Resources, LP and such other entities from time to time that may represent portfolio investments consistent with the Company’s investment objective and strategies (CNR and such other entities being referred to as “Controlled Portfolio Entities”), which Controlled Portfolio Entities shall not be consolidated with the Company for the purposes of any covenants, agreements or other determinations hereunder.

SECTION 11. DEFAULT AND REMEDIES.

(a) If the Company shall Default, it shall, promptly after any officer of the Company obtains knowledge of such Default, give notice thereof to all holders of outstanding shares of MRP Shares, such notice to be in writing and sent in the manner provided in Section 18.

(b) If any Default has occurred and is continuing and such Default is not remedied within 5 days (for any monetary Default) and within 30 days (for any non-monetary Default) after the earlier of (i) the day on which a Responsible Officer of the Company first obtains knowledge of such Default or (ii) the day on which a written notice thereof is given to the Company by the holder of any MRP Shares (an “Event of Default”), the Required Holders may proceed to protect and enforce any or all of the rights and remedies of the holders of the MRP Shares resulting from such failure, by suit in equity or action at law or by other appropriate proceeding.

(c) The holders of the MRP Shares shall have the rights and remedies provided in the Articles Supplementary as a result of any failure by the Company to comply with the terms and conditions thereof.

(d) Without limiting the obligations of the Company under Section 15, the Company further agrees, to the extent not prohibited by law, to pay, on the holder’s demand, such amounts as shall be sufficient to cover all costs and expenses of the holder incurred in any enforcement under this Section 11.

(e) No course of dealing and no delay on the part of any holder of any MRP Shares in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Articles Supplementary or any MRP Shares upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

SECTION 12. RESERVED.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF CERTIFICATES REPRESENTING MRP SHARES.

Section 13.1. Registration of MRP Shares. Each Purchaser and each subsequent holder of the MRP Shares severally acknowledges and agrees that any MRP Shares received in connection with this Agreement represented by physical certificates will bear the legend set forth on Exhibit 13.1. The Company or its agent on the Company’s behalf shall keep at its principal executive office a register for the registration and registration of transfers of MRP Shares. The name and address of each holder of one or more MRP Shares, each transfer thereof and the name and address of each transferee of one or more MRP Shares shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any MRP Shares shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of an MRP Shares that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of MRP Shares.

Section 13.2. Transfer and Exchange of MRP Shares. Upon surrender of any certificate representing MRP Shares to the Company or its agent at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such MRP Shares or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such MRP Shares or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new MRP Shares (as requested by the holder thereof) in exchange therefor, in an aggregate MRP Liquidation Preference Amount equal to the unpaid MRP Liquidation Preference Amount of the surrendered MRP Shares. Each such new certificate representing MRP Shares shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 2, respectively. Each such new certificate representing MRP Shares shall be dated the date of the issuance of such new certificate and the holder thereof shall be entitled to receive cash dividends with respect thereto in accordance with the Articles Supplementary. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of MRP Shares. Each holder of MRP Shares will be deemed, by its acceptance thereof to have made the representations set forth in Section 6. Notwithstanding anything to the contrary in this Section 13.2, no MRP Shares shall be resold, transferred or otherwise disposed of unless such MRP Shares are registered pursuant to the provisions of the Securities Act and any applicable state or foreign securities laws or if any exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the MRP Shares.

Section 13.3. Replacement of Certificates Representing MRP Shares. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificates representing MRP Shares (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such certificates representing MRP Shares is, or is a nominee for, an original Purchaser or another holder of an MRP Share with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, new certificates evidencing such MRP Shares, dated and entitled to receive cash dividends from the date to which cash dividends have been paid on the surrendered certificates representing MRP Shares or dated the date of such lost, stolen, destroyed or mutilated certificates representing MRP Shares if no dividends have been paid thereon.

SECTION 14. PAYMENTS ON MRP SHARES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of all amounts with respect to any MRP Shares (whether as dividends, upon redemption of shares or otherwise) shall be made in New York, New York at the principal office of The Bank of New York Mellon located at 101 Barclay Street, 7E, New York, New York 10286. The Company may at any time, by notice to each holder of MRP Shares, change the place of payment of the MRP Shares so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. Subject to Section 14.3, so long as any Purchaser or its nominee shall be the holder of any MRP Shares, and notwithstanding anything contained in Section 14.1 or in the terms of such MRP Shares to the contrary, the Company will pay all sums becoming due on such MRP Shares (whether as dividends, upon redemption of shares or otherwise) by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company and the Paying Agent (which notice to the Paying Agent will be in accordance with Section 11(ii) of the Agency Agreement) in writing for such purpose, without the presentation or surrender of any certificate for such MRP Shares or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after full redemption of such MRP Shares, such Purchaser shall surrender any certificate for such MRP Shares for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any MRP Shares purchased by a Purchaser under this Agreement and that has made the same agreement relating to such MRP Shares as the Purchasers have made in this Section 14.2.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Section 14.3. Agency Agreement. The Company and the holders of the MRP Shares agree that in addition to the other provisions of this Section 14, the Company can make optional redemption of the MRP Shares pursuant to the Articles Supplementary pursuant to the Agency Agreement substantially in the form of Exhibit 14.3 hereto or in such other form as is reasonably acceptable to the Company and the Required Holders. The Company shall deliver to the Paying Agent under the Agency Agreement copies of all notices and certificates related to a redemption of MRP Shares under the Articles Supplementary delivered by the Company to any holder of MRP Shares concurrently with the delivery thereof to such holder.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of an MRP Share in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Articles Supplementary or the MRP Shares (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Articles Supplementary or the MRP Shares or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Articles Supplementary or the MRP Shares, or by reason of being a holder of any MRP Shares, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Articles Supplementary and by the MRP Shares and (c) the costs and expenses incurred in connection with the initial filing of this Agreement, the Articles Supplementary and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,500.00. The Company will pay, and will save each Purchaser and each other holder of an MRP Share harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the MRP Shares).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any MRP Shares, the enforcement, amendment or waiver of any provision of this Agreement, the Articles Supplementary or the MRP Shares, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the execution and filing of the Articles Supplementary, the issuance and sale of the MRP Shares, the purchase or transfer by any Purchaser of any MRP Shares or portion thereof or interest therein and the redemption of any MRP Shares, and may be relied upon by any subsequent holder of MRP Shares, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of MRP Shares. All statements contained

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Articles Supplementary and the MRP Shares embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of MRP Shares unless consented to by such holder of MRP Shares in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each MRP Share at the time outstanding affected thereby, (A) change the percentage of the MRP Shares the holders of which are required to consent to any such amendment or waiver, or (B) amend any of Section 11, 17 or 20.

Section 17.2. Solicitation of Holders of MRP Shares.

(a) Solicitation. The Company will provide each holder of MRP Shares (irrespective of the amount of MRP Shares then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Articles Supplementary. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding MRP Shares promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of MRP Shares.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of MRP Shares as consideration for or as an inducement to the entering into by any holder of MRP Shares of any waiver or amendment of any of the terms and provisions hereof or of the Articles Supplementary, unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of MRP Shares then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by the holder of any MRP Shares that has transferred or has agreed to transfer such MRP Shares to the Company or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

consent (and the consents of all other holders of MRP Shares that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of MRP Shares and is binding upon them and upon each future holder of any MRP Shares and upon the Company without regard to whether such certificates representing MRP Shares have been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any MRP Shares nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any holder of such MRP Shares. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. MRP Shares Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate number of MRP Shares then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Articles Supplementary, or have directed the taking of any action provided herein or therein to be taken upon the direction of the holders of a specified percentage of the aggregate number of MRP Shares then outstanding, MRP Shares (i) directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding or (ii) for which the Company has paid to the Paying Agent the redemption amount therefor in accordance with the Agency Agreement shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii) if to any other holder of any MRP Shares, to such holder at such address as such other holder shall have specified to the Company in writing; or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each MRP Shares in writing.

Notices under this Section 18 will be deemed given only when actually received.

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the MRP Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of MRP Shares from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its MRP Shares), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any MRP Shares, (iv) any Institutional Investor to which it sells or offers to sell such MRP Shares or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s MRP Shares, this Agreement and the Articles Supplementary. Each holder of an MRP Share, by its acceptance of an MRP Share, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of an MRP Share of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. A holder of an MRP Share, by receipt of Confidential Information, hereby also acknowledges that trading in the Company’s securities may be prohibited under applicable laws, rules and regulations and that it has implemented policies to comply with applicable laws, rules and regulations and to prohibit any such prohibited trades.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of MRP Shares that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the MRP Shares then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of MRP Shares under this Agreement. Any transferee, by its acceptance of any MRP Share registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of MRP Shares) whether so expressed or not.

Section 22.2. Appointment of Initial MRP Shares Directors. The Company and each of the Purchasers acknowledge and agree that, as of the date hereof, each of William H. Shea, Jr. and Steven C. Good are currently directors of the Company elected by the holders of the

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

Preferred Stock of the Company and the Board of Directors of the Company intend to nominate each such director for re-election by the holders of the MRP Shares pursuant to Section 4(a) of the Articles Supplementary upon the expiration of such director’s current term.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement or the Articles Supplementary, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the MRP Shares. To the fullest extent permitted

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of MRP Shares in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of MRP Shares to serve process in any manner permitted by law, or limit any right that the holders of any MRP Shares may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE MRP SHARES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*  *  *  *  *

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

KAYNE ANDERSON MLP INVESTMENT COMPANY

By	/s/ TERRY HART
Name:	Terry Hart
Its:	Chief Executive Officer

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
AMERICAN HOME ASSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

By	/s/ GERALD F. HERMAN
Name:	Gerald F. Herman
Title:	Managing Director

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ TIMOTHY POWELL
Name:	Timothy Powell
Title:	Senior Director

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

By	/s/ PAUL ARONSON
Name:	Paul Aronson
Title:	Senior Vice President

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ MATTHEW W. SMITH
Name:	Matthew W. Smith
Title:	Director

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By	/s/ ANNE R. COOK
Name:	Anne R. Cook
Title:	Counsel

By	/s/ COLIN PENNYCOOKE
Name:	Colin Pennycooke
Title:	Counsel

Kayne Anderson MLP Investment Company	Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

ROYAL NEIGHBORS OF AMERICA

By:	Athene Asset Management, L.P., its investment adviser

By:	AAM GP Ltd., its general partner

By:	/s/ STEVEN J. SWEENEY
Name:	Steven J. Sweeney
Title:	Vice President, Fixed Income

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATTIONS@aig.com

$4,000,000 (160,000 Shares)

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN, dividend rate, maturity date, dividend amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name: BNYM Income

Account Number: GLA111566

For Further Credit to: VARIABLE ANNUITY LIFE INSURANCE CO.;

Account No. 260735

Reference: PPN and Prin.: $             ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

The Variable Annuity Life Insurance Company (260735)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

The Variable Annuity Life Insurance Company (260735)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

SCHEDULE A

(to Securities Purchase Agreement)

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Compliance

Email: complianceprivateplacements@aig.com

* Note:	Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Shares to be issued in the nominee name of: HARE & CO., LLC (Tax ID #: 13-6062916)

(6)	Tax I.D. Number for The Variable Annuity Life Insurance Company: 74-1625348

(7)	Physical Delivery Instructions:

The Bank of New York Mellon

One Wall Street, 3rd Floor – Free Receive Dept. (via overnight mail)

New York, NY 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

Account Name: THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

Account Number: 260735

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

AMERICAN HOME ASSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATTIONS@aig.com

$2,000,000 (80,000 Shares)

(1)	All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN, dividend rate, maturity date, dividend amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York Mellon

ABA # 021-000-018

Account Name: BNYM Income

Account Number: GLA111566

For Further Credit to: AMERICAN HOME ASSURANCE CO.

Account No. 554933

Reference: PPN and Prin.: $            ; Int.: $

(2)	Payment notices, audit confirmations and related correspondence to:

American Home Assurance Company (554933)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Portfolio Administration

Email: AIGGIGPVTPLACEMENTOPERATIONS@aig.com

(3)	Duplicate payment notices (only) to:

American Home Assurance Company (554933)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

(4)	* Compliance reporting information to:

AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: Private Placements Compliance

Email: complianceprivateplacements@aig.com

* Note:	Only two (2) complete sets of compliance information are required for all companies for which AIG Asset Management Group serves as investment adviser.

(5)	Shares to be issued in the nominee name of: HARE & CO., LLC (Tax ID #: 13-6062916)

(6)	Tax I.D. Number for American Home Assurance Company: 13-5124990

(7)	Physical Delivery Instructions:

The Bank of New York Mellon

One Wall Street, 3rd Floor – Free Receive Dept. (via overnight mail)

New York, NY 10286

Attn: Sammy Yankanah, Phone: (212) 635-7077

Account Name: AMERICAN HOME ASSURANCE CO.

Account Number: 554933

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

7 Hanover Square

New York, New York 10004-2616

Attn: Timothy Powell

Investment Department 9-A

Fax #: (212) 919-2658

Email address: timothy_powell@glic.com

$5,000,000 (200,000 Shares)

Payments

Payment by wire to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C #G05978, Guardian Life, PPN 486606 6#8, Kayne Anderson MLP

Investment Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5123390

Physical Delivery

JP Morgan Chase Bank, N.A.

4 Chase Metrotech Center — 3rd Floor

Brooklyn, NY 11245-0001

Reference A/C #G05978, Guardian Life

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

VOYA INSURANCE AND ANNUITY COMPANY c/o Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057	$1,100,000 (44,000 Shares)

(1)	All payments on account of Mandatory Redeemable Preferred Shares held by such purchaser should be made by wire transfer of immediately available funds for credit to:

For scheduled principal and dividend payments:

The Bank of New York Mellon

ABA #: 021000018

BNF: GLA111566

Attention: Income Collection Dept

Reference: Voya Ins and Ann Co GEN AC/Acct. 136373, PPN 486606 6#8

For all payments other than scheduled principal and dividend:

The Bank of New York Mellon

ABA #: 021000018 or via SWIFT IRVTUS3NAMS

BNF: GLA111566

Account No.: 1363738400

Account Name: Voya Ins and Ann Co GEN AC

Reference: PPN 486606 6#8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Mandatory Redeemable Preferred Shares on account of which such payment is made, and the due date and application (as among principal, premium and dividend) of the payment being made.

(2)	Address for all notices relating to payments:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

(3)	Address for all other communications and notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Private Placements

Fax: (770) 690-5057

(4)	Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None

(5)	Taxpayer I.D. Number: 41-0991508

Physical Delivery:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: Account No. 136373

with a copy to: Linda Freitag (Email: Linda.Freitag@voya.com)

The cover letter accompanying the Mandatory Redeemable Preferred Shares should set forth the name of the issuer, a description of the Mandatory Redeemable Preferred Shares (including the dividend rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon and the following information:

The contact person at the Issuer of the Mandatory Redeemable Preferred Shares related to payments on the Mandatory Redeemable Preferred Shares to include Name, Telephone Number and Email address.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY c/o Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057	$2,200,000 (88,000 Shares)

(1)	All payments on account of Mandatory Redeemable Preferred Shares held by such purchaser should be made by wire transfer of immediately available funds for credit to:

For scheduled principal and dividend payments:

The Bank of New York Mellon

ABA #: 021000018

BNF: GLA111566

Attention: Income Collection Dept

Reference: VRIAC/Acct. 216101, PPN 486606 6#8

For all payments other than scheduled principal and dividend:

The Bank of New York Mellon

ABA #: 021000018 or via SWIFT IRVTUS3NAMS

BNF: GLA111566

Account No.: 2161018400

Account Name: VRIAC

Reference: PPN 486606 6#8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Mandatory Redeemable Preferred Shares on account of which such payment is made, and the due date and application (as among principal, premium and dividend) of the payment being made.

(2)	Address for all notices relating to payments:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

(3)	Address for all other communications and notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Private Placements

Fax: (770) 690-5057

(4)	Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None

(5)	Taxpayer I.D. Number: 71-0294708

Physical Delivery:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: Account No. 216101

with a copy to: Linda Freitag (Email: Linda.Freitag@voya.com)

The cover letter accompanying the Mandatory Redeemable Preferred Shares should set forth the name of the issuer, a description of the Mandatory Redeemable Preferred Shares (including the dividend rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon and the following information:

The contact person at the Issuer of the Mandatory Redeemable Preferred Shares related to payments on the Mandatory Redeemable Preferred Shares to include Name, Telephone Number and Email address.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

RELIASTAR LIFE INSURANCE COMPANY c/o Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057	$700,000 (28,000 Shares)

(1)	All payments on account of Mandatory Redeemable Preferred Shares held by such purchaser should be made by wire transfer of immediately available funds for credit to:

For scheduled principal and dividend payments:

The Bank of New York Mellon

ABA #: 021000018

BNF: GLA111566

Attention: Income Collection Dept

Reference: RLIC/Acct. 187035, PPN 486606 6#8

For all payments other than scheduled principal and dividend:

The Bank of New York Mellon

ABA #: 021000018 or via SWIFT IRVTUS3NAMS

BNF: GLA111566

Account No.: 1870358400

Account Name: RLIC

Reference: PPN 486606 6#8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Mandatory Redeemable Preferred Shares on account of which such payment is made, and the due date and application (as among principal, premium and dividend) of the payment being made.

(2)	Address for all notices relating to payments:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

(3)	Address for all other communications and notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Private Placements

Fax: (770) 690-5057

(4)	Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None

(5)	Taxpayer I.D. Number: 41-0451140

Physical Delivery:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: Account No. 187035

with a copy to: Linda Freitag (Email: Linda.Freitag@voya.com)

The cover letter accompanying the Mandatory Redeemable Preferred Shares should set forth the name of the issuer, a description of the Mandatory Redeemable Preferred Shares (including the dividend rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon and the following information:

The contact person at the Issuer of the Mandatory Redeemable Preferred Shares related to payments on the Mandatory Redeemable Preferred Shares to include Name, Telephone Number and Email address.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

SECURITY LIFE OF DENVER INSURANCE COMPANY c/o Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057	$700,000 (28,000 Shares)

(1)	All payments on account of Mandatory Redeemable Preferred Shares held by such purchaser should be made by wire transfer of immediately available funds for credit to:

For all payments of scheduled principal and dividend:

The Bank of New York Mellon

ABA #: 021000018

BNF: GLA111566

Attention: Income Collection Dept

Reference: SLD/Acct. 178157, PPN 486606 6#8

For all payments other than scheduled principal and dividend:

The Bank of New York Mellon

ABA #: 021000018 or via SWIFT IRVTUS3NAMS

BNF: GLA111566

Account No.: 1781578400

Account Name: SLD

Reference: PPN 486606 6#8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Mandatory Redeemable Preferred Shares on account of which such payment is made, and the due date and application (as among principal, premium and dividend) of the payment being made.

(2)	Address for all notices relating to payments:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

(3)	Address for all other communications and notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Private Placements

Fax: (770) 690-5057

(4)	Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None

(5)	Taxpayer I.D. Number: 84-0499703

Physical Delivery:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: Account No. 178157

with a copy to: Linda Freitag (Email: Linda.Freitag@voya.com)

The cover letter accompanying the Mandatory Redeemable Preferred Shares should set forth the name of the issuer, a description of the Mandatory Redeemable Preferred Shares (including the dividend rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon and the following information:

The contact person at the Issuer of the Mandatory Redeemable Preferred Shares related to payments on the Mandatory Redeemable Preferred Shares to include Name, Telephone Number and Email address.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

VOYA INSURANCE AND ANNUITY COMPANY c/o Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057	$200,000 (8,000 Shares)

(1)	All payments on account of Mandatory Redeemable Preferred Shares held by such purchaser should be made by wire transfer of immediately available funds for credit to:

For scheduled principal and dividend payments:

The Bank of New York Mellon

ABA #: 021000018

BNF: GLA111566

Attention: Income Collection Dept

Reference: Voya Ins and Ann Co - SLDI/Acct. 179369, PPN 486606 6#8

For all payments other than scheduled principal and dividend:

The Bank of New York Mellon

ABA #: 021000018 or via SWIFT IRVTUS3NAMS

BNF: GLA111566

Account No.: 1793698400

Account Name: Voya Ins and Ann Co - SLDI

Reference: PPN 486606 6#8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Mandatory Redeemable Preferred Shares on account of which such payment is made, and the due date and application (as among principal, premium and dividend) of the payment being made.

(2)	Address for all notices relating to payments:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

With a copy to:

The Bank of New York

Insurance Trust Dept.

101 Barclay 8 West

New York, NY 10286

Attn.: Bailey Eng

Baileyeng@bankofny.com

(3)	Address for all other communications and notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Private Placements

Fax: (770) 690-5057

(4)	Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None

(5)	Taxpayer I.D. Number: 41-0991508

Physical Delivery:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: Account No. 179369

with a copy to: Linda Freitag (Email: Linda.Freitag@voya.com)

The cover letter accompanying the Mandatory Redeemable Preferred Shares should set forth the name of the issuer, a description of the Mandatory Redeemable Preferred Shares (including the dividend rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon and the following information:

The contact person at the Issuer of the Mandatory Redeemable Preferred Shares related to payments on the Mandatory Redeemable Preferred Shares to include Name, Telephone Number and Email address.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

VOYA INSURANCE AND ANNUITY COMPANY c/o Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5057	$100,000 (4,000 Shares)

(1)	All payments on account of Mandatory Redeemable Preferred Shares held by such purchaser should be made by wire transfer of immediately available funds for credit to:

For scheduled principal and dividend payments:

The Bank of New York Mellon

ABA #: 021000018

BNF: GLA111566

Attention: Income Collection Dept

Reference: Voya Ins and Ann Co SA/Acct. 136374, PPN 486606 6#8

For all payments other than scheduled principal and dividend:

The Bank of New York Mellon

ABA #: 021000018 or via SWIFT IRVTUS3NAMS

BNF: GLA111566

Account No.: 1363748400

Account Name: Voya Ins and Ann Co SA

Reference: PPN 486606 6#8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Mandatory Redeemable Preferred Shares on account of which such payment is made, and the due date and application (as among principal, premium and dividend) of the payment being made.

(2)	Address for all notices relating to payments:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Operations/Settlements

Fax: (770) 690-4886

(3)	Address for all other communications and notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, Georgia 30327-4347

Attention: Private Placements

Fax: (770) 690-5057

(4)	Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None

(5)	Taxpayer I.D. Number: 41-0991508

Physical Delivery:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

Ref: Account No. 136374

with a copy to: Linda Freitag (Email: Linda.Freitag@voya.com)

The cover letter accompanying the Mandatory Redeemable Preferred Shares should set forth the name of the issuer, a description of the Mandatory Redeemable Preferred Shares (including the dividend rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon and the following information:

The contact person at the Issuer of the Mandatory Redeemable Preferred Shares related to payments on the Mandatory Redeemable Preferred Shares to include Name, Telephone Number and Email address.

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA 8500 Andrew Carnegie Boulevard Charlotte, North Carolina 28262	$4,000,000 (160,000 Shares)

Payments

All payments on or in respect of the Mandatory Redeemable Preferred Shares shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.

ABA # 021-000-021

Account Number: 900-9-000200

Account Name: TIAA

For Further Credit to the Account Number: G07040

Reference: PPN 486606 6#8 — Kayne Anderson MLP Investment Company

Term Redemption Date: October 29, 2022/Dividend Rate: 3.86%/P&I Breakdown

Payment Notices

All notices with respect to payments and prepayments of the Mandatory Redeemable Preferred Shares shall be sent to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Securities Accounting Division

Phone: (212) 916-5504

Email: jpiperato@tiaa-cref.org or mwolfe@tiaa-cref.org

With a copy to:

JPMorgan Chase Bank, N.A.

P.O. Box 35308

Newark, New Jersey 07101

And to:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262

Attention: Global Private Markets

Telephone:	(704) 988-4349 (Ho Young Lee)
(704) 988-1000 (General Number)
Facsimile:	(704) 988-4916
Email:	hlee@tiaa-cref.org

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, dividend rate and maturity date of the Mandatory Redeemable Preferred Shares (2) allocation of payment between principal, dividend, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

Other Notices and Communications

Address for all other notices and communications:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262

Attention: Global Private Markets

Telephone:	(704) 988-4349 (Ho Young Lee)
(704) 988-1000 (General Number)
Facsimile:	(704) 988-4916
Email:	hlee@tiaa-cref.org

Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None

Taxpayer I.D. Number: 13-1624203

Physical Delivery

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center

3rd Floor

Brooklyn, New York 11245-0001

Attention: Physical Receive Department

For TIAA A/C #G07040

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

PRINCIPAL LIFE INSURANCE COMPANY Principal Global Investors, LLC 711 High Street, G-26 Des Moines, IA 50392-0800 Attn: Fixed Income Private Placements Email: privateplacements2@exchange.principal.com	$3,000,000 (120,000 Shares)

Payments

All payments on account of the Mandatory Redeemable Preferred Shares to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Citibank, N.A.

New York, NY 10022

ABA #021000089

For credit to Principal Life Insurance Company

Account No.: 36274409

FFC: 208046

Attn: PPN 486606 6#8 — Kayne Anderson MLP Investment Company

To identify the source and application of such funds, please provide sufficient information (including PPN number, dividend rate, maturity date, dividend amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Notices

All notices to:

Principal Global Investors, LLC

711 High Street, G-26

Des Moines, IA 50392-0800

Attention: Fixed Income Private Placements

And via Email: privateplacements2@exchange.principal.com

With a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Principal Global Investors, LLC

Attn: Investment Accounting Fixed Income Securities

711 High Street

Des Moines, Iowa 50392-0960

Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: None.

Taxpayer I.D. Number: 42-0127290

Physical Delivery

Citibank NA

399 Park Avenue

Level B Vault

New York, NY 10022

Attn:	Keith Whyte (212) 559-1207
PPN 486606 6#8 — Kayne Anderson MLP Investment Company

**	Please make sure PPN number and FC: 208046 is on the cover package or Citibank will return the package

With a pdf copy to:

Melody A. Hageman (hageman.melody@principal.com).

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND MRP SHARES TO BE PURCHASED

ROYAL NEIGHBORS OF AMERICA c/o Athene Asset Management, L.P. Attn: Private Fixed Income 7700 Mills Civic Parkway West Des Moines, IA 50266 Preferred Remittance: privateplacements@athene.com	$2,000,000 (80,000 Shares)

Payments:

All payments on account of the Mandatory Redeemable Preferred Shares to be by Federal Funds Wire Transfer to:

Northern Chgo/Trust

ABA #071000152

Credit wire account 5186041000

F/C 26-73769/Royal Neighbors

Attn: INC/DIV

Please reference Kayne Anderson MLP Investment Company, Series I Mandatory Redeemable Preferred Shares, Term Redemption Date of October 29, 2022, PPN 486606 6#8, Due Date and Application (as among principal, make-whole and dividend) of the payment being made.

Notices:

Address for all Notices Related to Payments:

ELL & Co, c/o Northern Trust Co.

P.O. Box 92395

Chicago, IL 60675

With a copy to:

Royal Neighbors of America

c/o Athene Asset Management L.P.

Attn: Private Fixed Income

7700 Mills Civic Parkway

West Des Moines, IA 50266

Preferred Remittance: privateplacements@athene.com

All Notices, including Financials, Compliance and Requests, to be addressed as first provided above.

Name of Nominee in which Mandatory Redeemable Preferred Shares are to be issued: ELL & CO

Taxpayer I.D. Number for Royal Neighbors of America: 36-1711198

Taxpayer I.D. Number for ELL & CO: 36-6412623

Physical Delivery:

Northern Trust Co.

Trade Securities Processing, C1N

801 South Canal Street

Chicago, IL 60607

Account No. 26-73769/Royal Neighbors

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agency Agreement” shall mean the Agency Agreement dated October 29, 2014 substantially in the form of Exhibit 14.3 hereto.

“Anti-Corruption Laws” is defined in Section 5.16(d)(i).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Articles Supplementary” is defined in Section 1.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York or Houston, Texas are authorized or obligated by law to close, or days on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Common Stock” shall mean and include any share of any class or series of capital stock of a corporation, the right of which to share in distributions of either income or realized capital gain of such corporation is without limit as to any amount or percentage as and to the extent no amounts payable on or in respect of such Common Stock and no rights arising in connection therewith have preference over any other Common Stock upon dissolution, liquidation or winding-up of such corporation.

SCHEDULE B

(to Securities Purchase Agreement)

“Company” means Kayne Anderson MLP Investment Company, a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Controlled Entity” means any Affiliate of the Company (other than any Subsidiary thereof) that the Company Controls. As used herein, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” means that certain Credit Agreement dated as of March 5, 2013 among the Company, the banks and other financial institutions parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the financial institutions thereto, as amended, modified, supplemented, replaced or refinanced from time to time.

“Default” means the failure by the Company in its performance or compliance with any covenant or agreement hereunder or under the Articles Supplementary.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“First Supplemental Indenture of Trust” means that certain First Supplemental Indenture of Trust dated August 22, 2013 with respect to the Series HH Notes.

“Fitch” means Fitch Ratings and its successors at law.

“Form N-CSR” is defined in Section 7.1(b).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any MRP Shares, the Person in whose name such MRP Shares are registered in the register maintained by the Company pursuant to Section 13.1.

“Holder Forms” means any forms required to be filed by a holder of MRP Shares pursuant to (i) the SEC pursuant to the Securities Exchange Act of 1934, as amended, (ii) the 1940 Act or (iii) as required by the Federal Reserve Board.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Institutional Investor” means (a) any Purchaser of MRP Shares, (b) any holder of MRP Shares holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the MRP Shares then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any MRP Shares.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the MRP Shares or (c) the validity or enforceability of this Agreement or the MRP Shares.

“MRP Liquidation Preference Amount” means, with respect to the MRP Shares, the liquidation preference of $25.00 per share.

“MRP Shares” is defined in Section 1.1.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

“NRSRO” means a nationally recognized statistical ratings organization.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Paying Agent” means the Paying Agent under the Agency Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any MRP Shares, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% of the number of MRP Shares at the time outstanding (exclusive of MRP Shares then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Second Supplemental Indenture of Trust” means that certain Second Supplemental Indenture of Trust dated February 7, 2014 with respect to the Series HH Notes.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“series” means any series of MRP Shares issued pursuant to this Agreement.

“Series A Articles Supplementary” means the Articles Supplementary setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Mandatory Redeemable Preferred Stock of the Company.

“Series B and C Articles Supplementary” means the Articles Supplementary setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series B Mandatory Redeemable Preferred Stock and Series C Mandatory Redeemable Preferred Stock of the Company.

“Series E Articles Supplementary” means the Articles Supplementary setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series E Mandatory Redeemable Preferred Stock of the Company.

“Series F Articles Supplementary” means the Articles Supplementary setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series F Mandatory Redeemable Preferred Stock of the Company.

“Series G Articles Supplementary” means the Articles Supplementary setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series G Mandatory Redeemable Preferred Stock of the Company.

“Series H Articles Supplementary” means the Articles Supplementary setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series H Mandatory Redeemable Preferred Stock of the Company.

“Series HH Notes” means the Company’s $250,000,000 aggregate principal amount of unregistered Series HH Floating Rate Senior Notes due August 19, 2016, bearing interest at a floating rate per annum equal to 3-month LIBOR plus 1.25%.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Sumitomo Loan Agreement” means that certain Credit Agreement dated as of February 18, 2014 among the Company, Sumitomo Mitsui Banking Corporation, as amended, modified, supplemented, replaced or refinanced from time to time.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Total Assets” shall mean the aggregate amount of all assets of the Company determined in accordance with GAAP applicable to the Company.

“2008 Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of June 19, 2008.

“2009 Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of November 4, 2009.

“2010A Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of May 7, 2010.

“2010B Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of November 9, 2010.

“2011 Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of May 26, 2011.

“2012 Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of May 3, 2012.

“2013 Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of April 16, 2013.

“2014A Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of April 30, 2014.

“2014B Note Purchase Agreement” means that certain Note Purchase Agreement among the Company and the purchasers set forth in Schedule A thereto dated as of October 29, 2014.

“2014B Notes” means $50,000,000 2.89% Series LL Senior Unsecured Notes due October 29, 2020, $40,000,000 3.26% Series MM Senior Unsecured Notes due October 29, 2022, $20,000,000 3.37% Series NN Senior Unsecured Notes due October 29, 2023 and $90,000,000 3.46% Series OO Senior Unsecured Notes due October 29, 2024 issued pursuant to the 2014B Note Purchase Agreement.

“US Economic Sanctions” is defined in Section 5.16(a).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.

DISCLOSURE MATERIALS

1. Investor Presentations by KA Fund Advisors, LLC dated October 3, 2014.

2. Offering Letter from Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CitiGroup Global Markets Inc. dated September 29, 2014.

SCHEDULE 5.3

(to Securities Purchase Agreement)

FINANCIAL STATEMENTS

1. The Company’ Annual Reports for the fiscal years ended November 30, 2013, November 30, 2012, November 30, 2011, November 30, 2010, November 30, 2009 and November 30, 2008.

SCHEDULE 5.5

(to Securities Purchase Agreement)

EXISTING INDEBTEDNESS AS OF SEPTEMBER 30, 2014

INSTRUMENT	OBLIGOR	OBLIGEE	PRINCIPAL AMOUNT OUTSTANDING	COLLATERAL
Term Loan Facility	Company	Sumitomo Mitsui Banking Corporation	$150,000,000	None
Revolving Credit Facility	Company	JP Morgan Chase Bank, N.A., as administrative agent along with several banks and financial institutions	$128,000,000	None
Senior Notes:	Company	Holder of Notes		None
Series M			$60,000,000
Series O			$65,000,000
Series Q			$15,000,000
Series R			$25,000,000
Series S			$60,000,000
Series T			$40,000,000
Series U			$60,000,000
Series V			$70,000,000
Series W			$100,000,000
Series X			$14,000,000
Series Y			$20,000,000
Series Z			$15,000,000
Series AA			$15,000,000
Series BB			$35,000,000
Series CC			$76,000,000
Series DD			$75,000,000
Series EE			$50,000,000
Series FF			$65,000,000
Series GG			$45,000,000
Series HH			$250,000,000
Series II			$30,000,000
Series JJ			$30,000,000
Series KK			$80,000,000
Series A Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$104,000,000	None
Series B Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$8,000,000	None

SCHEDULE 5.15

(to Securities Purchase Agreement)

INSTRUMENT	OBLIGOR	OBLIGEE	PRINCIPAL AMOUNT OUTSTANDING	COLLATERAL
Series C Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$42,000,000	None
Series E Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$120,000,000	None
Series F Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$125,000,000	None
Series G Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$50,000,000	None
Series H Mandatory Redeemable Preferred Stock	Company	Holders of Shares	$50,000,000	None

In addition to the agreements evidencing or relating to the Indebtedness described above, the Articles Supplementary relating to the Series A, B, C, E, F, G, and H Mandatory Redeemable Preferred Stock of the Company impose certain restrictions on the incurring of Indebtedness of the Company.

5.15-2

CAPITAL STOCK

As of September 30, 2014

TITLE OF CLASS	NUMBER OF SHARES AUTHORIZED	NUMBER OF SHARES OUTSTANDING
Common Stock	180,040,000	109,297,777
Preferred Stock	19,960,000	19,960,000

SCHEDULE 5.19

(to Securities Purchase Agreement)

FORM OF ARTICLES SUPPLEMENTARY

[See attached]

EXHIBIT 1

(to Securities Purchase Agreement)

KAYNE ANDERSON MLP INVESTMENT COMPANY

ARTICLES SUPPLEMENTARY

SERIES I MANDATORY REDEEMABLE PREFERRED SHARES

Kayne Anderson MLP Investment Company (the “Company”), a Maryland corporation, certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter of the Company (which, as restated, amended or supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”), the Board of Directors by duly adopted resolutions classified and designated 1,000,000 shares of authorized but unissued Common Stock (as defined in the Charter) as shares of a new series of Preferred Stock (as defined in the Charter) designated as Series I Mandatory Redeemable Preferred Shares, liquidation preference $25.00 per share with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

MRP SHARES

DESIGNATION

Preferred Shares: 1,000,000 shares of Common Stock are classified and designated as Series I Mandatory Redeemable Preferred Shares, liquidation preference $25.00 per share (the “MRP Shares”).

The initial Dividend Period for the MRP Shares shall be the period from and including the Original Issue Date thereof to and including November 30, 2014. Each MRP Share will have a dividend rate equal to 3.86% per annum. Each MRP Share shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to shares of Preferred Stock, as are set forth herein. The MRP Shares shall constitute a separate series of Preferred Shares.

Subject to the provisions of Section 3(i) and Section 6 hereof, the Board of Directors of the Company may, in the future, authorize the issuance of additional Preferred Shares with the same preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms herein described, except that the initial Dividend Period, the Applicable Rate for the initial Dividend Period and the initial Dividend Payment Date shall be as set forth in the Articles Supplementary relating to such additional Preferred Shares.

As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 12 hereof.

SECTION 1. NUMBER OF SHARES; RANKING.

(a) The number of authorized MRP Shares is 1,000,000 shares. No fractional MRP Shares shall be issued.

(b) Any MRP Shares which at any time have been redeemed or purchased by the Company shall, after redemption or purchase, be returned to the status of authorized but unissued Common Stock of the Company, until reclassified by the Board of Directors.

(c) The MRP Shares shall rank on a parity with shares of any other class or series of Preferred Shares as to the payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company.

(d) No Holder of MRP Shares shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Directors, other right to acquire, purchase or subscribe for any MRP Shares, Common Shares or other securities of the Company which it may hereafter issue or sell.

(e) No Holder of MRP Shares shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law (the “MGCL”) or any successor provision, except that each such Holder shall be entitled to exercise such rights if and so long as any of the holders of Common Shares or Preferred Shares is entitled to exercise such rights.

SECTION 2. DIVIDENDS.

(a) The Holders of MRP Shares shall be entitled to receive quarterly cumulative cash dividends, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available therefor, at the rate per annum equal to the Applicable Rate (or the Default Rate), and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on Outstanding MRP Shares shall accumulate from the Original Issue Date.

(b) (i) Dividends shall be payable quarterly when, as and if authorized by the Board of Directors and declared by the Company beginning on the initial Dividend Payment Date, on MRP Shares, and with respect to any Dividend Period thereafter on the first (1st) Business Day following each Quarterly Dividend Date.

(ii) Except as otherwise set forth herein, the Company shall pay an aggregate amount of federal funds or similar same-day funds, equal to the dividends to be paid to all Holders of such shares on such Dividend Payment Date in accordance with Section 14 of the Securities Purchase Agreement. The Company shall not be required to establish any reserves for the payment of dividends.

(iii) Each dividend on MRP Shares shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the share ledger or share records of the Company at the close of business on the fifth (5th) day prior to the Quarterly Dividend Date (or if such day is not a Business Day, the next preceding Business Day). Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Company at the close of business on a date, not exceeding 5 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

(c) (i) So long as the MRP Shares are rated on any date no less than “A” by Fitch (and no less than an equivalent of such ratings by some Other Rating Agency), the dividend rate on such Outstanding MRP Shares (the “Dividend Rate”) shall be the Applicable Rate. If the lowest credit rating assigned on any date to the MRP Shares by Fitch or any Other Rating Agency is equal to one of the ratings set forth in the table below (or its equivalent by some Other Rating Agency), the Dividend Rate for the MRP Shares shall be adjusted by adding the respective enhanced dividend amount (which shall not be cumulative) set opposite such rating (or the equivalent rating from any Other Rating Agency) to the Applicable Rate.

FITCH	ENHANCED DIVIDEND AMOUNT
“A-”	0.5%
“BBB+” to “BBB-”	2.0%
“BB+” or below	4.0%

The Company shall, at all times, use its reasonable best efforts to cause at least one NRSRO to maintain a current rating on the MRP Shares. If, notwithstanding the foregoing requirements of this Section 2(c)(i), no Rating Agency is rating the Outstanding MRP Shares, the Dividend Rate (so long as no such rating exists) on the Outstanding MRP Shares shall be equal to the Applicable Rate plus 4.0% unless the Dividend Rate is the Default Rate, in which case the Dividend Rate shall remain the Default Rate.

(ii) Subject to the cure provisions below, a “Default Period” will commence on any Dividend Payment Date or any date on which the Company would be required to redeem any MRP Shares regardless of whether any of the conditions of the Special Proviso in Section 3(a)(iv) were applicable, if the Company either fails to pay directly in accordance with Section 14 of the Securities Purchase Agreement or, in the case of clause (B) below, fails to deposit irrevocably in trust in federal funds or similar funds, with the Paying Agent by 1:00 pm, New York City time, (A) the full amount of any dividend payable on the Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any redemption price payable with respect to any redemption required hereunder regardless of whether any of the conditions of the Special Proviso exists (the “Redemption Date”) (a “Redemption Default,” and together with a Dividend Default, is hereinafter referred to as “Default”). Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption

Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid redemption price shall have been directly paid in accordance with Section 14 of the Securities Purchase Agreement. In the case of a Default, the Dividend Rate for each day during the Default Period will be equal to the Default Rate.

(iii) No Default Period with respect to a Dividend Default or Redemption Default (if such default is not solely due to the willful failure of the Company) shall be deemed to commence if the amount of any dividend or any redemption price due is paid in accordance with Section 14 of the Securities Purchase Agreement within three Business Days (the “Default Rate Cure Period”) after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days within the Default Rate Cure Period divided by 360.

(iv) The amount of dividends per share payable on each Dividend Payment Date of each Dividend Period shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period by a fraction, the numerator of which shall be 90 and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per MRP Share, and rounding the amount so obtained to the nearest cent. Dividends payable on any MRP Shares for any period of less than a full quarterly Dividend Period, including in connection with the first Dividend Period or upon any redemption of such shares on any date other than on a Dividend Payment Date, shall be computed by multiplying the Applicable Rate (or the Default Rate) for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per MRP Share, and rounding the amount so obtained to the nearest cent.

(d) Any dividend payment made on MRP Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such MRP Shares.

(e) For so long as the MRP Shares are Outstanding, except as contemplated herein, the Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of capital stock, if any, ranking junior to the MRP Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Company ranking junior to or on a parity with the MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Company ranking junior to the MRP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Company ranking junior to or on a parity with the MRP Shares as to dividends and upon liquidation), unless (1) immediately after such transaction the MRP Shares Asset Coverage would be achieved and the Company would satisfy the MRP Shares Basic Maintenance Amount, (2) full cumulative dividends on the MRP Shares due on or prior to the date of the transaction have been declared and paid, and (3) the Company has redeemed the full number of MRP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a) (without regard to the provisions of the Special Proviso).

SECTION 3. REDEMPTION.

(a) (i) The Company may, at its option, redeem in whole or in part out of funds legally available therefor, MRP Shares at any time and from time to time, upon not less than 20 days nor more than 40 days notice as provided below, at the sum of (A) the MRP Liquidation Preference Amount (as defined herein) plus accumulated but unpaid dividends and distributions on the MRP Shares (whether or not earned or declared by the Company, but excluding interest thereon), to, but excluding, the date fixed for redemption, plus (B) the Make-Whole Amount (which in no event shall be less than zero); provided, however, the Company may, at is option, redeem the MRP Shares within 180 days prior to the Term Redemption Date at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon) to, but excluding, the date fixed for redemption. Notwithstanding the foregoing, the Company shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless (in the case of any partial redemption of MRP Shares), on the date on which the Company intends to give such notice and on the date of redemption, the Company would satisfy the MRP Shares Basic Maintenance Amount and the MRP Shares Asset Coverage is greater than or equal to 225% immediately subsequent to such redemption, if such redemption were to occur on such date.

(ii) In addition to subparagraph (a)(i) of this Section, if the MRP Shares Asset Coverage is greater than 225%, but less than or equal to 235%, for any five Business Days within a ten-Business Day period, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten-Business Day period, the Company, upon not less than 12 days nor more than 40 days notice as provided below, may redeem the MRP Shares at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 2% of the MRP Liquidation Preference Amount. The amount of MRP Shares that may be redeemed under this provision shall not exceed an amount of MRP Shares which results in a MRP Shares Asset Coverage of more than 250% pro forma for such redemption, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

(iii) If the Company fails to maintain (1) the MRP Shares Asset Coverage as of the last day of any month or (2) the MRP Shares Basic Maintenance Amount as of any Valuation Date (any such day, a “Asset Coverage Cure Date”), the Company shall, subject to Section 3(a)(iv), redeem the MRP Shares at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 1% of the MRP Liquidation Preference Amount. The number of MRP Shares to be redeemed in such circumstances will be equal to the product of (A) the quotient of the number of Outstanding MRP Shares divided by the aggregate number of outstanding Preferred Shares of the Company (including the MRP Shares) which have an asset coverage test greater than or equal to 225% times (B) the minimum number of outstanding Preferred Shares of the Company (including the MRP Shares) the redemption of which would result in the Company satisfying the MRP Shares Asset Coverage and MRP Shares Basic Maintenance Amount as of a date that is no more than 30 days after an Asset Coverage Cure Date (the “Cure Date”) (provided that, if there is no such number of MRP Shares the redemption of which would have such result, the Company shall, subject to Section 3(a)(iv), redeem all MRP Shares then Outstanding). Notwithstanding the foregoing, if the Company satisfies the MRP Shares Asset Coverage and MRP Shares Basic Maintenance Amount as of the Cure Date before taking into account any redemptions of Preferred Shares, the Company shall not be obligated to redeem any Preferred Shares under this Section 3(a)(iii); provided, however, that, to the extent that a redemption of the Series A MRP Shares is required under Section 3(a)(iii) of the Series A Articles Supplementary at any time, a pro rata redemption of the MRP Shares shall be required pursuant to this Section 3(a)(iii) at the time of such redemption of the Series A MRP Shares. The asset coverage in respect of the MRP Shares provided for in this Section 3(a)(iii) shall be determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

(iv) In determining the MRP Shares to be redeemed in accordance with the foregoing Section 3(a), the Company shall allocate the number of shares to be redeemed pursuant to this Section 3 pro rata among the Holders of MRP Shares in proportion to the number of shares they hold. The Company shall effect any redemption pursuant to subparagraph (a)(iii) of this Section 3 no later than 40 calendar days after the Asset Coverage Cure Date (the “Mandatory Redemption Date”), provided, that if (1) the Company does not have funds legally available for the redemption of, or (2) is not permitted under any of the Credit Agreements, any agreement or instrument consented to by the holders of a 1940 Act Majority of the Outstanding Preferred Shares pursuant to Section 4(f)(iii) or the note purchase agreements or indentures relating to the Kayne Notes to redeem or (3) is not otherwise legally permitted to redeem, the number of MRP Shares which would be required to be redeemed by the Company under subparagraph (a)(iii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3 (the foregoing provisions of clauses (1), (2) and (3) of this proviso being referred to as the “Special Proviso”), the Company shall redeem those MRP Shares, and other Preferred Shares which it was unable to redeem, on the earliest practicable date on which the Company will have such funds available and is otherwise not prohibited from redeeming pursuant to any of the Credit Agreements, or the note purchase agreements or indentures relating to the Kayne Notes or other applicable laws, upon notice pursuant to Section 3(b) to record owners of the MRP Shares to be redeemed and the Paying Agent. At the Company’s election, the Company either will make a direct payment to the Holders of the MRP Shares or deposit with the Paying Agent funds sufficient to redeem the specified number of MRP Shares with respect to a redemption required under subparagraph (a)(iii) of this Section 3, by 1:00 p.m., New York City time, on or prior to the Mandatory Redemption Date.

(v) The Company shall redeem all Outstanding MRP Shares on the Term Redemption Date at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon), to, but excluding, the Term Redemption Date.

(b) In the event of a redemption pursuant to Section 3(a), the Company will file a notice of its intention to redeem with the Commission under Rule 23c-2 under the 1940 Act or any successor provision to the extent applicable. In addition, the Company shall deliver a notice of redemption (the “Notice of Redemption”) containing the information set forth below to the Paying Agent and the Holders of MRP Shares to be redeemed not less than 20 days (in the case of Section 3 (a)(i)), 12 days (in the case of Section 3(a)(ii)), or 3 Business Days (in the case of Section 3(a)(iii)) and not more than 40 days prior to the applicable redemption date. Subject to the provisions of the Securities Purchase Agreement regarding notices to the Holders, the Notice of Redemption will be addressed to the Holders of MRP Shares at their addresses appearing on the share records of the Company. Such Notice of Redemption will set forth (1) the date fixed for redemption, (2) the number and identity of MRP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the redemption premium, if any), (4) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (5) the provision of these terms of the MRP Shares under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

(c) Notwithstanding the provisions of paragraph (a) of this Section 3, but subject to Section 5(b), no MRP Shares may be redeemed unless all dividends in arrears on the Outstanding MRP Shares and all shares of capital stock of the Company ranking on a parity with the MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition by the Company of all Outstanding MRP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding MRP Shares.

(d) Upon payment in accordance with Section 14 of the Securities Purchase Agreement on or prior to the date fixed for redemption and the giving of the Notice of Redemption to the Paying Agent and the Holders of the MRP Shares under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the MRP Shares Asset Coverage or met the MRP Shares Basic Maintenance Amount), and all rights of the Holder of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. To the extent that the purchase price required to effect such redemption is paid pursuant to Section 14.3 of the Securities Purchase Agreement, such redemption price shall be paid by the Paying Agent to the Holders and, upon written request, the Company shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (1) the aggregate redemption price of the MRP Shares called for redemption on such date and (2) such other amounts, if any, to which Holders of MRP Shares called for redemption may be entitled. Notwithstanding any provision of the Securities Purchase Agreement, any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Company upon its written request, after which time the Holders so called for redemption may look only to the Company for payment of the redemption price and all other amounts, if any, to which they may be entitled.

(e) To the extent that any redemption for which a Notice of Redemption has been given is not made by reason of the Special Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem MRP Shares shall be deemed to exist when the Company shall have failed, for any reason whatsoever, to pay in accordance with Section 14 of the Securities Purchase Agreement the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3(a) and 3(b) hereof. Notwithstanding the fact that the Company may not have redeemed MRP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on MRP Shares and shall include those MRP Shares for which Notice of Redemption has been given but for which deposit of funds has not been made.

(f) All moneys paid to the Paying Agent pursuant to Section 14 of the Securities Purchase Agreement for payment of the redemption price of MRP Shares called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of MRP Shares to be redeemed.

(g) Except for the provisions described above, nothing contained in these terms of the MRP Shares limits any right of the Company to purchase or otherwise acquire any MRP Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any MRP Shares for which Notice of Redemption has been given, (2) the Company is in compliance with the MRP Shares Asset Coverage and MRP Shares Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof and (3) an offer to purchase or otherwise acquire any MRP Shares is made by the Company pro rata to the Holders of all of the MRP Shares at the time outstanding upon the same terms and conditions with respect to MRP Shares. If fewer than all the Outstanding MRP Shares are redeemed or otherwise acquired by the Company, the Company shall give notice of such transaction to the Paying Agent to the extent that the purchase price required to effect such redemption is paid pursuant to Section 14.3 of the Securities Purchase Agreement, in accordance with the procedures agreed upon by the Board of Directors.

(h) In the case of any redemption pursuant to this Section 3, only whole MRP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Company or the Paying Agent, as applicable, shall be authorized to round up so that only whole shares are redeemed.

(i) Notwithstanding anything herein to the contrary, the Board of Directors may authorize, create or issue any class or series of shares of capital stock, including other series of mandatory redeemable preferred shares, ranking on a parity with the MRP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company (“Parity Shares”), to the extent permitted by the 1940 Act, if,

(i) upon issuance, the Company would meet the MRP Shares Asset Coverage and the MRP Shares Basic Maintenance Amount and (ii) in the event the holders of such Parity Shares have the benefit of any rights substantially similar to Sections 2(e), 3(a)(iii), 4(f)(iv) or 4(l) which are additional to or more beneficial than the rights of the Holders of the MRP Shares under such sections, these Articles Supplementary shall be deemed to include such additional or more beneficial rights for the benefit of the Holders of the MRP Shares. Such rights incorporated herein shall be terminated when and if terminated with respect to such other Parity Shares and shall be deemed amended or modified concurrently with any amendment or modification of such other Parity Shares but, in no event, shall any such termination, amendment or modification affect the remaining rights of the Holders of the MRP Shares).

SECTION 4. VOTING RIGHTS.

(a) Except for matters which do not require the vote of Holders of MRP Shares under the 1940 Act and except as otherwise provided in the Charter or Bylaws, herein or as otherwise required by applicable law, (1) each Holder of MRP Shares shall be entitled to one vote for each MRP Share held on each matter submitted to a vote of stockholders of the Company, and (2) the holders of Outstanding Preferred Shares and Common Shares shall vote together as a single class on all matters submitted to stockholders; provided, however, that the holders of Outstanding Preferred Shares shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Company, to elect two Directors of the Company at all times. Subject to the foregoing rights of the Holders of the MRP Shares, the identity and class (if the Board of Directors is then classified) of the nominees for such Directors may be fixed by the Board of Directors. Subject to paragraph (b) of this Section 4, the holders of Outstanding Common Shares and Preferred Shares, voting together as a single class, shall elect the balance of the Directors.

(b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Directors constituting the Board of Directors shall automatically increase by the smallest number that, when added to the two Directors elected exclusively by the holders of Preferred Shares would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the Company), to elect such smallest number of additional Directors, together with the two Directors that such holders are in any event entitled to elect. A Voting Period shall commence:

(i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares equal to at least two full years’ dividends shall be due and unpaid; or

(ii) if at any time holders of any Preferred Shares are entitled under the 1940 Act to elect a majority of the Directors of the Company.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b) of Section 4.

(c) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional Directors as described in paragraph (b) of this Section 4, the Company shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of mailing of such notice. If the Company fails to send such notice or if a special meeting is not called at the expense of the Company, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which Directors are to be elected, such holders, voting as a separate class (to the exclusion of the holders of all other securities and classes of capital stock of the Company), shall be entitled to elect the number of Directors prescribed in paragraph (b) of this Section 4 on a one-vote-per-share basis.

(d) The terms of office of all persons who are Directors of the Company at the time of a special meeting of Holders of the MRP Shares and holders of other Preferred Shares to elect Directors shall continue, notwithstanding the election at such meeting by the Holders of the MRP Shares and such holders of other Preferred Shares of the number of Directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Directors elected by such holders and the remaining incumbent Directors, shall constitute the duly elected Directors of the Company.

(e) Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the Holders of the MRP Shares and holders of other Preferred Shares pursuant to paragraph (b) of this Section 4 shall terminate, the number of Directors constituting the Board of Directors shall decrease accordingly, the remaining Directors shall constitute the Directors of the Company and the voting rights of such holders to elect additional Directors pursuant to paragraph (b) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 4.

(f) So long as any of the Preferred Shares are Outstanding, the Company will not, without the affirmative vote of the holders of a majority of the outstanding Preferred Shares determined with reference to a “majority of outstanding voting securities” as that term is defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority”), voting as a separate class:

(i) amend, alter or repeal any of the preferences, rights or powers of such class of Preferred Shares so as to affect materially and adversely such preferences, rights or powers and will not amend any provision of the Charter or Bylaws in a manner which would restrict or limit the ability of the Company to comply with the terms and provisions of the Securities Purchase Agreement;

(ii) amend alter or repeal any of the provisions of the Charter or Bylaws if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the MRP Shares or the Holders thereof;

(iii) enter into, become a party to, be bound by or adopt or allow to exist any agreement or instrument or any evidence of indebtedness which contains restrictive covenants intended to limit the right of the Company to make dividends, distributions, redemptions or repurchases of Preferred Shares (each a “Restricted Payment Covenant”) which are more restrictive than the most restrictive of the provisions of Sections 10.4(b) or (c) of the Note Purchase Agreement dated as of October 29, 2014 of the Company, Section 6.6 of the JPMorgan Credit Agreement, or Section 6.4 of the Sumitomo Credit Agreement, in each case, as such Note Purchase Agreement and the JPMorgan Credit Agreement and Sumitomo Credit Agreement is in effect on October 29, 2014 (other than Restricted Payment Covenants that are more restrictive as a result of (1) a change in the laws or regulations or the Rating Agency Guidelines to which the Company is subject or (2) dividends, distributions, redemptions or repurchases of Preferred Shares being blocked or restricted as a result of the occurrence of any default or event of default as such terms are defined under any such agreement or instrument). For the avoidance of doubt, an amendment to, or adoption of, a covenant (other than a Restricted Payment Covenant) in any instrument or agreement evidencing indebtedness of the Company (including, without limitation, the Note Purchase Agreement dated as of October 29, 2014 of the Company and the Credit Agreements) shall not require the affirmative vote of a 1940 Act Majority of the Holders of the Preferred Shares pursuant to this Section 4(f)(iii);

(iv) create, authorize or issue shares of any class of capital stock ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking on a parity with the Preferred Shares or reclassify any authorized shares of capital stock of the Company into any shares ranking on a parity with the Preferred Shares (except that, notwithstanding the foregoing, but subject to the provision of Section 3(i), the Board of Directors, without the vote or consent of the holders of the Preferred Shares may from time to time authorize, create and classify, and the Company, to the extent permitted by the 1940 Act, may from time to time issue, shares or series of Preferred Shares, including other series of Mandatory Redeemable Preferred Shares, ranking on a parity with the MRP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, and may authorize, reclassify and/or issue any additional MRP Shares, including shares previously purchased or redeemed by the Company, subject to (i) continuing compliance by the Company with MRP Shares Asset Coverage requirement and MRP Shares Basic Maintenance Amount and, in all material respects, the other provisions of these Articles Supplementary, and (ii) the payment in full of all accrued and unpaid dividends on the MRP Shares and the effectuation of all redemptions required in respect of the MRP Shares, in each case, without regard to the Special Proviso in Section 3(a)(iv) except to the extent the proceeds of the issuance of such Preferred Shares are used to pay such dividends in full and to effect all such redemptions);

(v) liquidate or dissolve the Company;

(vi) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Company’s assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the MRP Shares or arising in connection with any futures contracts or options thereon, interest rate swap or cap transactions, forward rate transactions, put or call options, short sales of securities or other similar transactions, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (vii) below and (E) liens to secure payment for services rendered, including, without limitation, services rendered by the Company’s custodian and the Paying Agent;

(vii) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Company may borrow and issue indebtedness as may be permitted by the Company’s investment restrictions or as may be permitted by the 1940 Act; provided, however, that transfers of assets by the Company subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Company meets the MRP Shares Basic Maintenance Amount;

(viii) create, authorize or issue of any shares of capital stock of the Company which are senior to the MRP Shares with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Company.

(g) The affirmative vote of the holders of a 1940 Act Majority of the Outstanding Preferred Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Company under Section 13(a) of the 1940 Act.

(h) The affirmative vote of the holders of a 1940 Act Majority of the MRP Shares, voting separately as a series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of the MRP Shares in a manner different from that of other separate series of classes of the Company’s shares of capital stock. The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or Preferred Shares, if any, necessary to authorize the action in question.

(i) Unless otherwise required by law, Holders of MRP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of MRP Shares shall have no rights to cumulative voting.

(j) The foregoing voting provisions will not apply with respect to the MRP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(k) Any vote, amendment, waiver, or consent granted or to be effected by any Holder of MRP Shares that has agreed to transfer such MRP Shares to the Company or any Affiliate of the Company and has agreed to provide such waiver, vote, amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.

(l) So long as any of the Preferred Shares are Outstanding, the Company will not, without the affirmative vote of (1) the holders of a 1940 Act Majority of the outstanding Preferred Shares, voting as a separate class, and (2) the holders of a 1940 Act Majority of the holders of the MRP Shares, voting as a separate series, create, authorize or issue shares of any class of capital stock ranking senior to the Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to the Preferred Shares or reclassify any authorized shares of capital stock of the Company into any shares ranking senior to the Preferred Shares.

SECTION 5. LIQUIDATION RIGHTS.

(a) Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, the Holders of MRP Shares then Outstanding, together with holders of shares of any Preferred Shares ranking on a parity with the MRP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Company (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Company, but before any distribution or payment shall be made in respect of the Common Shares, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for MRP Shares shall be $25.00 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full or a sum sufficient for the payment thereof is set apart with the Paying Agent. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of distribution, to satisfy the liquidation preference of the MRP Shares will not be added to the Company’s total liabilities.

(b) If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Preferred Shares shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding Preferred Shares ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

(c) Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, until payment in full is made to the Holders of MRP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Shares or any other class of shares of capital stock of the Company ranking junior to MRP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Company shall be made in respect of the Common Shares or any other class of shares of capital stock of the Company ranking junior to MRP Shares upon dissolution, liquidation or winding up.

(d) A consolidation, reorganization or merger of the Company with or into any company, trust or other legal entity, or a sale, lease or exchange of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another company, trust of other legal entity shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.

(e) After the payment to the holders of Preferred Shares of the full preferential amounts provided for in this Section 5, the holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company.

(f) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, after payment shall have been made in full to the Holders of the MRP Shares as provided in paragraph (a) of this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the MRP Shares shall not be entitled to share therein.

SECTION 6. CERTAIN OTHER RESTRICTIONS.

If the Rating Agency Guidelines require the Company to receive a prior written confirmation that certain actions would not impair the rating then assigned by the Rating Agency to the MRP Shares, then the Company will not engage in such actions unless it has received written confirmation from each such Rating Agency that such actions would not impair the rating then assigned by such Rating Agency.

SECTION 7. COMPLIANCE PROCEDURES FOR ASSET MAINTENANCE TESTS.

For so long as any MRP Shares are Outstanding and Fitch or any Other Rating Agency which so requires is then rating such shares, the Company shall deliver to each rating agency which is then rating MRP Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines at such times and containing such information as set forth in the respective Rating Agency Guidelines.

SECTION 8. NOTICE.

All notices and communications provided for hereunder shall be in accordance with Section 18 of the Securities Purchase Agreement, except as otherwise provided in these terms of the MRP Shares or by the MGCL for notices of stockholders’ meetings.

SECTION 9. WAIVER.

Without limiting Section 4(k) and Section 4(l) above, to the extent permitted by Maryland law, holders of a 1940 Act Majority of the outstanding Preferred Shares, acting collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.

SECTION 10. TERMINATION.

If no MRP Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Company under these terms of the MRP Shares, shall terminate.

SECTION 11. RATING AGENCY REQUESTS.

(a) In the event the Company has been requested by an NRSRO which is then rating the MRP Shares to take any action with respect to the MRP Shares to maintain the rating of such NRSRO thereon and such action would require the vote of the Holders of MRP Shares, if the Company shall give written notice of such request in reasonable detail of such action by the related NRSRO in writing to each Holder of MRP Shares in accordance with the requirements of Schedule A to the Securities Purchase Agreement, (but only by delivery by nationally recognized courier service of hard copies and only if such “courier” receives written acknowledgement of receipt by such Holder) (such notice being referred to as the “Company Request”), a Holder shall be deemed to have agreed to the matters requested by the Company in such Company Request if such Holder does not object to the Company Request within 30 days after receipt of the Company Request.

(b) Subject to the provisions of these terms of the MRP Shares, including Section 11(a), the Board of Directors may, by resolution duly adopted, without stockholder approval (except as otherwise provided by these terms of the MRP Shares or required by applicable law), modify these terms of the MRP Shares to reflect any modification hereto which the Board of Directors is entitled to adopt pursuant to the terms of Section 11(a) hereof.

SECTION 12. DEFINITIONS.

As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agency Discounted Value” means the quotient of the Market Value of an Eligible Asset divided by the applicable Rating Agency Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Agency Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Agency Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

“Applicable Rate” means 3.86% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

“Asset Coverage Cure Date” has the meaning set forth in Section 3(a)(iii).

“Basic Maintenance Amount” has the meaning set forth in the Rating Agency Guidelines.

“Board of Directors” or “Board” means the Board of Directors of the Company or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means (a) for the purposes of an optional redemption pursuant to Section 3(a)(i) only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of these Articles Supplementary, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Houston, Texas are required or authorized to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares of Common Stock, par value $.001 per share, of the Company.

“Credit Agreements” means the JPMorgan Credit Agreement and the Sumitomo Credit Agreement.

“Cure Date” has the meaning set forth in Section 3(a)(iii) hereof.

“Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Period” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Rate” means, with respect to the MRP Shares, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on the MRP Shares) plus 5% per annum.

“Default Rate Cure Period” has the meaning set forth in Section 2(c)(iii) hereof.

“Dividend Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Dividend Payment Date” with respect to the MRP Shares means the first (1st) Business Day of the month next following each Dividend Period.

“Dividend Period” means, with respect to the MRP Shares, the period from but excluding the Original Issue Date or other date of the original issuance thereof, as applicable, and ending on and including the next following Quarterly Dividend Date, and each subsequent period from but excluding a Quarterly Dividend Date and ending on and including the next following Quarterly Dividend Date.

“Dividend Rate” has the meaning set forth in Section 2(c)(i) hereof.

“Eligible Assets” means Fitch Eligible Assets (if Fitch is then rating the MRP Shares) and/or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the MRP Shares), whichever is applicable.

“Fitch” means Fitch Ratings and its successors at law.

“Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the Preferred Shares.

“Fitch Eligible Assets” means the assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the MRP Shares.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings then assigned on the MRP Shares.

“Holder” means, with respect to MRP Shares, the registered holder of MRP Shares as the same appears on the share ledger or share records of the Company.

“JPMorgan Credit Agreement” means that certain Credit Agreement dated as of March 5, 2013 among the Company, the banks and other financial institutions parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the financial institutions thereto, as amended, modified, supplemented, replaced or refinanced from time to time.

“Kayne Notes” shall mean the $1,495,000,000 in principal amount of the Company’s currently outstanding floating and fixed rate senior unsecured notes and any additional series of such notes which may be issued from time to time by the Company.

“Make-Whole Amount” for each MRP Share means, with respect to any MRP Share, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the MRP Liquidation Preference Amount of such MRP Share over the amount of such MRP Liquidation Preference Amount, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

(1) “Discounted Value” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the amount obtained by discounting all Remaining Scheduled Payments with respect to such MRP Liquidation Preference Amount from their respective scheduled due dates to the Settlement Date with respect to such MRP Liquidation Preference Amount, in accordance with accepted financial practice and at a discount factor (applied quarterly on a Quarterly Dividend Date) equal to the Reinvestment Yield with respect to such MRP Liquidation Preference Amount.

(2) “Reinvestment Yield” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by

(a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the dividend rate of the applicable MRP Share.

(3) “Remaining Average Life” means, with respect to any MRP Liquidation Preference Amount, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such MRP Liquidation Preference Amount and the scheduled due date of such Remaining Scheduled Payment.

(4) “Remaining Scheduled Payments” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, all payments of such MRP Liquidation Preference Amount and dividends thereon at the Applicable Rate or the Default Rate (as applicable) as if they were paid on each Quarterly Dividend Payment Date after the Settlement Date with respect to such MRP Liquidation Preference Amount if no payment of such MRP Liquidation Preference Amount were made prior to the Term Redemption Date, provided that if such Settlement Date is not a Quarterly Dividend Payment Date, then the amount of the next succeeding scheduled dividend payment will be reduced by the amount of dividends accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.

(5) “Settlement Date” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the date on which such MRP Liquidation Preference Amount is to be prepaid pursuant to Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iv) hereof.

“Market Value” means the market value of an asset of the Company determined as follows: Readily marketable portfolio securities listed on any exchange other than the NASDAQ are valued, except as indicated below, at the last sale price on the Business Day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the Business Day as of which such value is being determined at the close of the exchange representing the principal market for such securities. Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Fixed income securities with a remaining maturity of 60 days or more are valued by the Company using a pricing service. When price quotations are not available, fair market value will be based on prices of comparable securities. Fixed income securities maturing within 60 days are valued on an amortized cost basis. For securities that are privately issued or illiquid, as well as any other portfolio security held by the Company for which, in the judgment of the Company’s investment adviser, reliable market quotations are not readily available, the pricing service does not provide a valuation, or provides a valuation that in the judgment of that investment adviser is stale or does not represent fair value, valuations will be determined in a manner that most fairly reflects fair value of the security on the valuation date under procedures adopted by the Board of Directors of the Company.

“MGCL” has the meaning set forth in Section 1(e) hereof.

“MRP Liquidation Preference Amount” means, for the MRP Shares, liquidation preference, $25.00 per share.

“MRP Shares” means the Series I Mandatory Redeemable Preferred Shares of the Company.

“MRP Shares Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of issuance of the MRP Shares, of at least 225% with respect to all outstanding Senior Securities and Preferred Shares, including all outstanding MRP Shares, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

“MRP Shares Basic Maintenance Amount” means, so long as Fitch or any Other Rating Agency is then rating the Outstanding MRP Shares, the maintenance of Eligible Assets with an aggregate Agency Discounted Value at least equal to the Basic Maintenance Amount.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“1940 Act Majority” has the meaning set forth in Section 4(f) hereof.

“Notice of Redemption” is defined in Section 3(b).

“NRSRO” means a nationally recognized statistical ratings organization.

“Original Issue Date” means October 29, 2014.

“Other Rating Agency” means each NRSRO, if any, other than Fitch then providing a rating for the MRP Shares pursuant to the request of the Company.

“Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of the MRP Shares.

“Other Rating Agency Eligible Assets” means assets of the Company designated by any Other Rating Agency as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with such Other Rating Agency’s rating of the MRP Shares.

“Other Rating Agency Guidelines” means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of the MRP Shares.

“Outstanding” or “outstanding” means, with respect to the MRP Shares as of any date, the MRP Shares theretofore issued by the Company except, without duplication, any MRP Shares theretofore canceled, redeemed or repurchased by the Company, or with respect to which the Company has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such MRP Shares. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MRP Shares to which the Company or any Affiliate of the Company shall be the Holder shall be disregarded and not deemed outstanding, and (B) for purposes of determining the MRP Shares Basic Maintenance Amount, MRP Shares held by the Company shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Company shall be deemed outstanding.

“Parity Shares” shall have the meaning set forth in Section 3(i) hereof.

“Paying Agent” shall have the meaning set forth in the Securities Purchase Agreement.

“Person” or “person” means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the shares of Preferred Stock, par value $0.001 per share, including the MRP Shares, of the Company from time to time.

“Quarterly Dividend Date” means the 28th of each February, the 31st of each May and August and the 30th of each November.

“Rating Agency” means each of Fitch (if Fitch is then rating MRP Shares) and any Other Rating Agency.

“Rating Agency Discount Factor” means the Fitch Discount Factor (if Fitch is then rating Preferred Shares) or an Other Rating Agency Discount Factor, whichever is applicable.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating MRP Shares) and any Other Rating Agency Guidelines (if any Other Rating Agency is then rating MRP Shares), whichever is applicable.

“Redemption Date” has the meaning set forth in Section 2(c)(ii) hereof.

“Redemption Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Restricted Payment Covenant” has the meaning set forth in Section 4(f)(iii) hereof.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated October 29, 2014, as amended from time to time, of the Company in respect of the MRP Shares.

“Senior Securities” means indebtedness for borrowed money of the Company including, without limitation, the Kayne Notes, bank borrowings and (without duplication) other indebtedness of the Company within the meaning of Section 18 of the 1940 Act.

“Series A Articles Supplementary” means the Articles Supplementary setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A MRP Shares, as amended, restated, modified or corrected from time to time.

“Series A MRP Shares” means the Series A Mandatory Redeemable Preferred Shares of the Company.

“Special Proviso” shall have the meaning set forth in Section 3(a)(iv).

“Sumitomo Credit Agreement” means that certain Credit Agreement dated as of February 18, 2014 between the Company and Sumitomo Mitsui Banking Corporation, as amended, modified, supplemented, replaced or refinanced from time to time.

“Term Redemption Date” means October 29, 2022.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.

“Voting Period” shall have the meaning set forth in Section 4(b) hereof.

SECTION 13. INTERPRETATION.

References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.

SECOND: The MRP Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned Chief Executive Officer and President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 29th day of October, 2014.

ATTEST:	KAYNE ANDERSON MLP INVESTMENT COMPANY

(SEAL)
Name: David J. Shladovsky	Name: Kevin S. McCarthy
Title: Secretary	Title: President and Chief Executive Officer

FORM OF CERTIFICATE REPRESENTING SERIES I MRP SHARES

SEE REVERSE FOR IMPORTANT
NOTICE ON TRANSFER RESTRICTIONS AND
OTHER INFORMATION

Number Series I MRP-«Number»	«Shares» Series I Mandatory Redeemable Preferred Shares $.001 par value per share PPN 486606 6#8

KAYNE ANDERSON MLP INVESTMENT COMPANY

a Maryland Corporation

1,000,000 Series I Mandatory Redeemable Preferred Shares

THIS CERTIFIES THAT: «Name» is the registered holder of «Sharesspelled» («Shares») Series I Mandatory Redeemable Preferred Shares of KAYNE ANDERSON MLP INVESTMENT COMPANY (the “Corporation”) transferable only on the share register of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the charter of the Corporation, including the Articles Supplementary for the Series I Mandatory Redeemable Preferred Shares, and the Bylaws of the Corporation, and any amendments thereto, a copy of each of which is on file at the office of the Corporation, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this 29th day of October, 2014.

President	Treasurer

EXHIBIT 2

(to Securities Purchase Agreement)

FOR VALUE RECEIVED                                                                                                                   HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO                                                                                   (                                ) SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                   ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Stockholder)

(Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

IMPORTANT NOTICE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED OCTOBER 29, 2014 BY AND BETWEEN THE CORPORATION AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE MARYLAND GENERAL CORPORATION LAW WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES AND (III) A STATEMENT OF THE NUMBER OF SHARES CONSTITUTING EACH CLASS OR SERIES OF STOCK AND THE DESIGNATION THEREOF. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

2-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

[See attached]

EXHIBIT 4.4(a)

(to Securities Purchase Agreement)

October 29, 2014	56869.00080

Each of the Purchasers listed on Schedule A hereto (“Purchasers”)

Re:	Kayne Anderson MLP Investment Company – Private Offering of Series I Mandatory Redeemable Preferred Shares

Ladies and Gentlemen:

We have acted as counsel to Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company on the date hereof of $25,000,000 aggregate principal amount of common stock classified and designated as a series of preferred stock designated as “Series I Mandatory Redeemable Preferred Shares”, liquidation value $25.00 per share (the “MRP Shares”), to the Purchasers pursuant to the Securities Purchase Agreement, dated the date hereof (the “Purchase Agreement”), among the Company and the Purchasers. This opinion letter is being furnished pursuant to Section 4.4(a) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Purchase Agreement;

(ii)	the Articles of Amendment and Restatement of the Company, as supplemented by the Articles Supplementary Series I Mandatory Redeemable Shares, certified as of October 27, 2014 and October 28, 2014, respectively, by the Department of Assessments and Taxation of Maryland, and the Bylaws of the Company, each as currently in effect and as certified by the Secretary of the Company as of the date hereof;

(iii)	a Certificate of Status of Foreign Corporation of the Secretary of State of the State of California with respect to the Company, dated October 21, 2014 (the “California Good Standing Certificate”);

(iv)	a Certificate of Fact of the Secretary of State of the State of Texas with respect to the Company, dated October 21, 2014 (the “Texas Good Standing Certificate” and, together with the California Good Standing Certificate, the “Good Standing Certificates”);

(v)	the Registration Statement on Form N-8A filed by the Company on June 15, 2004 with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

(vi)	stock certificates representing the MRP Shares; and

(vii)	certificates of officers and representatives of the Company.

In addition to the foregoing, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

The Purchase Agreement is referred to herein as the “Transaction Document.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of the Transaction Document and all agreements, instruments and other documents referred to above by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity and competency of all individuals executing documents; (vi) that the Transaction Document and all other documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company under New York law), enforceable against such parties (other than the Company under New York law) in accordance with their respective terms and that no such documents have been amended, modified, supplemented or terminated orally or in writing except as has been disclosed to us; (vii) that there are no agreements or understandings between or among any of the parties to the Transaction Document or third parties that would expand or modify or otherwise affect the terms of the Transaction Document or the respective rights or obligations of the parties thereunder; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificates; (ix) the due formation and valid existence of the Company, and the good standing of the Company in each applicable jurisdiction (other than the States of Texas and California); (x) the due power and authority of the Company to execute and deliver, and to perform its respective obligations under, the Transaction Document; (xi) that the Purchasers satisfied all regulatory and legal requirements applicable to their respective activities; (xii) that the rights and remedies set forth in the Transaction Document will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Company; and (xiii) that the officers, directors and stockholders of the Company have properly discharged their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and of public officials and upon the representations, warranties and covenants contained in the Purchase Agreement. We have also assumed that the representations and warranties of the Purchasers appearing in Section 6 of the Purchase Agreement are true and correct.

Statements in this opinion letter which are qualified by the expression “to our knowledge”, “of which we have knowledge,” or “known to us” or “we have no reason to believe” or other expressions of like import are limited solely to the current actual knowledge of David Hearth and Lindsay Sparks, who are the individual attorneys in this Firm who have devoted substantive attention to the representation of the

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

Company in connection with the preparation, negotiation, execution and delivery of the Transaction Document (and expressly exclude the knowledge of any other person in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Company or otherwise). David Hearth and Lindsay Sparks are the only attorneys in this Firm who devoted substantial time to the transactions contemplated in the Transaction Document. We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. In rendering the opinion set forth in opinion paragraph 4 below, we have not made any investigation of any court, governmental, regulatory or arbitral records to determine whether any litigation, investigation or proceeding has been filed or is pending.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. Based solely on a review of the Good Standing Certificates, we confirm that the Company is in good standing as a foreign corporation in the States of California and Texas.

2. The Transaction Document constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The execution and delivery of the Transaction Document by the Company and the performance of its obligations thereunder do not (a) constitute a breach by the Company of, or constitute a default by the Company under, any agreement listed on Schedule B hereto (collectively, the “Reviewed Agreements”), or (b) cause the Company to violate any federal or New York law, regulation or rule applicable to the Company that is generally applicable to transactions of the type contemplated in the Transaction Document.

4. To our knowledge, there is no litigation, investigation or proceeding at law or in equity, by or before any federal or New York state court, governmental or regulatory body or agency or any federal or New York State arbitration board or panel, pending or overtly threatened in writing against the Company that questions the validity of the Transaction Document.

5. No registration of the MRP Shares under the Securities Act of 1933 is required in connection with the sale of the MRP Shares to the Purchasers under the circumstances contemplated by the Purchase Agreement, assuming (a) the accuracy of the Purchasers’ representations and warranties made in the Purchase Agreement, (b) the accuracy of the Company’s representations and warranties made in the Purchase Agreement regarding the absence of a general solicitation in connection with the offer and sale of such MRP Shares to the Purchasers, and (c) the due performance by the Purchasers of their obligations set forth in the Purchase Agreement.

6. The Company is duly registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or, except with respect to federal securities laws as set forth in opinion paragraphs 5 and 6, other federal and state securities laws; (ii) Federal Reserve Board margin regulations; (iii) pension or employee benefit laws, e.g., ERISA; (iv) federal or state antitrust and unfair competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Exon-Florio Act; (v) the statutes, ordinances, administrative decisions or rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vi) federal or state environmental laws; (vii) federal or state land use, building codes or subdivision laws; (viii) federal or state tax laws; (ix) federal or state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (x) federal patent, copyright or trademark, state trademark or other federal and state intellectual property laws; (xi) federal or state racketeering laws, e.g., RICO; (xii) federal or state health and safety laws, e.g., OSHA; (xiii) federal or state laws concerning aviation, vessels, railways or other means of transportation; (xiv) federal or state laws concerning public utilities; (xv) federal or state labor or employment laws; (xvi) federal or state laws or policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, including judicial acts, and (C) criminal and civil forfeiture laws; (xvii) except as set forth in opinion paragraph 6, federal or state banking or insurance laws; (xviii) export, import or customs laws; (xix) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, or any federal, state or local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements or policies relating to the same (including, without limitation, Executive Order 13224, effective September 24, 2001); (xx) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes or similar statutes in effect from time to time, or the policies promulgated thereunder or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (xxi) federal or state laws concerning bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; or (xxii) other federal or state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); or in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B. We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the Transaction Document, (ii) the effect of the law of any jurisdiction other than the State of New York which limits the rates of interest legally chargeable or collectible, or (iii) any document, instrument or agreement other than the Transaction Document, regardless of whether such document, instrument or agreement is referred to in the Transaction Document.

C. We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of the Transaction Document may have on the opinions expressed herein.

D. Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations, statutes or court decisions which may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, provisions indemnifying a party against liability for its own wrongful or negligent acts, indemnification regarding violations of the securities laws and indemnification for losses resulting from a

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

judgment for the payment of any amount other than in United States dollars); and (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

E. No opinion is expressed herein with respect to the validity, binding effect or enforceability of (i) any provision contained in the Transaction Document allowing any party to exercise any remedial rights without notice to the Company, (ii) any waiver of demand or notice by the Company, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) any provisions contained in the Transaction Document purporting to establish evidentiary standards, (iv) any provision of the Transaction Document which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to the Transaction Document, (v) any provision of the Transaction Document which purports to entitle any person or entity to specific performance of any provision thereof, (vi) any provision of the Transaction Document which requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, or (vii) any provision of the Transaction Document providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to the Transaction Document.

F. No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of the Transaction Document insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (i) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Transaction Document (subject, however, to the extent limited by the Constitution of the United States and by Section 1-105(2) of the New York Uniform Commercial Code), and (ii) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Transaction Document.

G. With respect to our opinion set forth in opinion paragraph 1, with your permission, we are relying solely and without independent investigation on our review and examination of the Good Standing Certificates.

H. Without limiting the generality of any limitation, qualification or condition expressed elsewhere herein, we express no opinion on the matters set forth in opinion paragraph 5 at any time after the initial issuance and sale of the MRP Shares to the Purchasers on the date hereof, and we expressly disclaim any obligation to update such opinions after the date hereof.

I. No opinion is expressed as to the validity or enforceability of any provision of the Transaction Document that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; (vi) states that time is of the essence; (vii) purports to prohibit, restrict or condition the assignment of any agreement or instrument to the extent the same is rendered ineffective by Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect in a relevant jurisdiction; (viii) purports to limit the liability of any party thereto to third parties; or (ix) constitutes (or is construed to constitute) an agreement to agree.

J. Our opinions contained herein are limited solely to laws and regulations (other than the Excluded Laws) which in our experience are generally applicable to transactions in the nature of those contemplated by the Transaction Document.

K. With respect to our opinions set forth in opinion paragraph 3 with respect to the Reviewed Agreements, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any breach of or default under such provisions or (ii) provisions relating to the occurrence of a “material adverse effect,” “material adverse change” or words of similar import. In addition, our opinions relating to the Reviewed Agreements are subject to the effect on the Reviewed Agreements of (x) the introduction of extrinsic evidence to interpret the terms thereof and (y) any non-written modifications thereof. Moreover, our opinions relating to the Reviewed Agreements are based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing the Reviewed Agreements.

L. We express no opinion as to the effect on our opinions regarding the Transaction Document arising out of the status or activities of, or laws applicable to, the Purchasers or any other party, if any, to the Transaction Document (other than the Company under federal or New York law), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by such parties with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Document because of the nature of any of their businesses.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, and (ii) the federal laws of the United States.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter. The opinions expressed herein are to be governed by the laws of the State of New York and shall be construed in accordance with the customary practice in New York of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kinds contained herein.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the MRP Shares. At your request, we hereby consent to reliance hereon by any transferee of the MRP Shares that is an institutional accredited investor pursuant to a transfer that is made in accordance with the express provisions of the Purchase Agreement, on the condition and understanding that any such reliance shall be subject to the terms and conditions of this opinion letter, and further, without limitation of any of the foregoing, that (i) this opinion letter speaks only as of the date hereof and shall not be deemed to have been reissued as of any date, (ii) we have no responsibility or obligation to update this opinion letter, (iii) we

Each of the Purchasers listed on Schedule A hereto

October 29, 2014

have no responsibility or obligation to consider the applicability or correctness of this opinion letter to any person or entity other than its original addressees, and (iv) any such reliance by such transferee must be actual and reasonable under the circumstances existing at the time of transfer, including any changes in the law, facts or any other developments known to or reasonably knowable by such transferee at such time. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person (except as permitted in the immediately preceding sentence) without our express prior written consent; except that you may furnish a copy of this opinion letter for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to an order or legal process of any court or governmental agency, (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the MRP Shares, (iv) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, and (v) your potential successors and assigns. This opinion letter is rendered to you as of the date hereof and shall not be deemed to have been reissued by any subsequent delivery of a copy hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

Schedule A

Purchasers

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

AMERICAN HOME ASSURANCE COMPANY

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, TX 77019-2155

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

7 Hanover Square

New York, New York 10004-2616

VOYA INSURANCE AND ANNUITY COMPANY

c/o Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

c/o Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

RELIASTAR LIFE INSURANCE COMPANY

c/o Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

SECURITY LIFE OF DENVER INSURANCE COMPANY

c/o Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

TEACHERS INSURANCE AND ANNUITY

    ASSOCIATION OF AMERICA

8500 Andrew Carnegie Boulevard

Charlotte, NC 28262

PRINCIPAL LIFE INSURANCE COMPANY

Principal Global Investors, LLC

711 High Street, G-26

Des Moines, IA 50392-0800

ROYAL NEIGHBORS OF AMERICA

c/o Athene Asset Management, L.P.

7700 Mills Civic Parkway

West Des Moines, IA 50266

Schedule B

Reviewed Agreements

1.	Administrative Services Agreement, dated February 28, 2009, between the Company and Ultimus Fund Solutions, LLC.

2.	Custody Agreement, dated September 27, 2004, by and between the Company and Custodial Trust Company, as amended by Amendment No. 1, dated October 2005.

3.	Amended and Restated Investment Management Agreement, dated December 12, 2006, by and between the Company and Kayne Anderson Capital Advisors, L.P. (as assigned to KA Fund Advisors, LLC on December 31, 2006).

4.	Credit Agreement dated as of March 5, 2013, among the Company, the several banks and other financial institutions party thereto (collectively, the “Lenders”), and JP Morgan Chase Bank, N.A., as administrative agent for the Lenders.

5.	Credit Agreement dated as of February 18, 2014, between the Company and Sumitomo Mitsui Banking Corporation.

6.	Note Purchase Agreement, dated as of June 19, 2008, among the Company and each of the purchasers listed therein.

7.	Note Purchase Agreement, dated as of November 4, 2009, among the Company and each of the purchasers listed therein.

8.	Note Purchase Agreement, dated as of May 7, 2010, among the Company and each of the purchasers listed therein.

9.	Note Purchase Agreement, dated as of November 9, 2010, among the Company and each of the purchasers listed therein.

10.	Note Purchase Agreement, dated as of May 26, 2011, among the Company and each of the purchasers listed therein.

11.	Note Purchase Agreement, dated as of May 3, 2012, among the Company and each of the purchasers listed therein.

12.	Note Purchase Agreement, dated as of April 16, 2013, among the Company and each of the purchasers listed therein.

13.	Indenture of Trust dated as of August 22, 2013, by and between the Company and Bank of New York Mellon Trust Company, N.A., the First Supplemental Indenture of Trust dated as of August 22, 2013, and Second Supplemental Indenture of Trust dated as of February 7, 2014.

14.	Note Purchase Agreement, dated as of April 30, 2013, among the Company and each of the purchasers listed therein.

15.	Note Purchase Agreement, of even date herewith, among the Company and each of the purchasers listed therein.

October 29, 2014

The Purchasers party to the

Purchase Agreement referred to below

Re: Kayne Anderson MLP Investment Company

Ladies and Gentlemen:

We have served as Maryland counsel for Kayne Anderson MLP Investment Company, a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of 1,000,000 shares (the “Preferred Shares”) of preferred stock, $.001 par value per share (the “Preferred Stock”), of the Company classified and designated as Series I Mandatory Redeemable Preferred Shares (the “Series I Preferred Shares”), pursuant to a Securities Purchase Agreement, dated October 29, 2014 (the “Purchase Agreement”), by and among the Company and each of the Purchasers listed on Schedule A thereto. This firm did not participate in the negotiation or drafting of the Purchase Agreement.

This opinion is being delivered to you at the request of the Company in connection with Section 4.4 of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Purchase Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The charter of the Company, including the Articles Supplementary (“Articles Supplementary”) relating to the Series I Preferred Shares (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3. A certificate as of October 27, 2014 of the SDAT as to the good standing of the Company;

4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof (the “Resolutions”), relating to, among other things, (a) the sale and issuance of the Preferred Shares and (b) the authorization of the execution and delivery by the Company of the Purchase Agreement, certified as of the date hereof by an officer of the Company;

The Purchasers

October 29, 2014

5. The Purchase Agreement;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information (other than facts constituting conclusions of law on matters on which we opine herein) contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The Purchasers

October 29, 2014

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to execute and deliver the Purchase Agreement. The execution and delivery of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company. The Purchase Agreement has been duly executed and, so far as is known to us, delivered by the Company.

3. The sale and issuance of the Preferred Shares pursuant to the Purchase Agreement have been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, the Preferred Shares will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance by the Company of its obligations under the Purchase Agreement, and the consummation of the transactions contemplated in the Purchase Agreement, will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to us, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

5. No consent of any Maryland governmental authority is required to be made or obtained by the Company in connection with the sale and issuance of the Preferred Shares or the execution and delivery by the Company of the Purchase Agreement, except such consents as may have been waived or obtained, if any (except that no opinion is expressed herein with respect to the applicability or effect of the securities laws of the State of Maryland).

6. The Preferred Shares have the preferences, rights, voting powers, restrictions, limitations as to dividends, and terms and conditions of redemption set forth in the Articles Supplementary.

The Purchasers

October 29, 2014

7. As of the date hereof, the authorized stock of the Company consists solely of (a) 179,040,000 shares of common stock, $.001 par value per share (the “Common Stock”), of the Company, (b) 4,160,000 shares (the “Series A Preferred Shares”) of Preferred Stock classified and designated as Series A Mandatory Redeemable Preferred Shares, (c) 320,000 shares (the “Series B Preferred Shares”) of Preferred Stock classified and designated as Series B Mandatory Redeemable Preferred Shares, (d) 1,680,000 shares (the “Series C Preferred Shares”) of Preferred Stock classified and designated as Series C Mandatory Redeemable Preferred Shares, (e) 4,800,000 shares (the “Series E Preferred Shares”) of Preferred Stock classified and designated as Series E Mandatory Redeemable Preferred Shares, (f) 5,000,000 shares (the “Series F Preferred Shares”) of Preferred Stock classified and designated as Series F Mandatory Redeemable Preferred Shares, (g) 2,000,000 shares (the “Series G Preferred Shares”) of Preferred Stock classified and designated as Series G Mandatory Redeemable Preferred Shares, (h) 2,000,000 shares (the “Series H Preferred Shares”) of Preferred Stock classified and designated as Series H Mandatory Redeemable Preferred Shares and (i) 1,000,000 Series I Preferred Shares. As of the date hereof, immediately prior to the issuance of the Preferred Shares, (a) 109,513,950 shares of Common Stock, (b) 4,160,000 Series A Preferred Shares, (c) 320,000 Series B Preferred Shares, (d) 1,680,000 Series C Preferred Shares, (e) 4,800,000 Series E Preferred Shares, (f) 5,000,000 Series F Preferred Shares, (g) 2,000,000 Series G Preferred Shares and (h) 2,000,000 Series H Preferred Shares are issued and outstanding and no other shares of any class or series of stock of the Company are issued and outstanding.

The foregoing opinion is limited to Maryland law and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act or as to federal or state laws regarding fraudulent transfers. We note that the Purchase Agreement provides that it shall be governed by the laws of a state other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4 above is based upon our consideration of only those Maryland laws or regulations and orders of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. Our opinion expressed in paragraph 5 above is based upon our consideration of only those consents of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The Purchasers

October 29, 2014

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the issuance of the Preferred Shares on the date hereof. Accordingly, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except that Paul Hastings LLP, counsel to the Company, may rely on this opinion in connection with an opinion of even date herewith to be issued by it relating to the issuance of the Preferred Shares) without, in each instance, our prior written consent. This opinion may also be relied upon by your successors and assigns who are Institutional Investors (as defined in the Purchase Agreement) as if this opinion were addressed to them on the date hereof. This opinion may be delivered (but may not be relied upon by any recipient pursuant to this sentence) (i) to potential successors and assigns, (ii) in connection with any judicial or arbitration process, and (iii) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, in each case, without our prior written consent.

Very truly yours,

43869/286706

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[TO BE PROVIDED ON A CASE BY CASE BASIS]

EXHIBIT 4.4(b)

(to Securities Purchase Agreement)

FORM OF LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED OCTOBER 29, 2014 BY AND BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

EXHIBIT 13.1

(to Securities Purchase Agreement)

FORM OF AGENCY AGREEMENT

[SEE ATTACHED]

EXHIBIT 14.3

(to Securities Purchase Agreement)

Execution Copy

AGENCY AGREEMENT

(RELATED TO SECURITIES PURCHASE AGREEMENT DATED OCTOBER 29, 2014)

Dated as of October 29, 2014

-i-

SECTION 16.	SEVERABILITY	10

SECTION 17.	FORCE MAJEURE	11

Signatures		12

EXHIBIT A — FORM OF SECURITIES PURCHASE AGREEMENT

- ii -

AGENCY AGREEMENT, dated October 29, 2014 between Kayne Anderson MLP Investment Company (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as paying agent (the “Paying Agent”) and the Purchasers (as defined below).

RECITALS:

A. The Company has authorized the issuance and sale of 1,000,000 shares of new common stock as shares of a new series of Preferred Stock (as defined in the Company’s Articles of Amendment and Restatement) classified and designated as Series I Mandatory Redeemable Preferred Shares, liquidation preference $25.00 per share (the “MRP Shares”) pursuant to the Securities Purchase Agreement (as may be amended, supplemented, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), dated October 29, 2014, between the Company and each of the purchasers listed in Schedule A thereto (the “Purchasers”).

B. This Agreement is the Agency Agreement contemplated by Section 14.3 of the Securities Purchase Agreement.

Capitalized terms used herein shall have the meanings set forth in Schedule B to the Securities Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 1.	APPOINTMENT OF PAYING AGENT; REPRESENTATIONS AND WARRANTIES.

(a) The Company hereby appoints the Paying Agent to act, on the terms and conditions specified herein, as paying agent for the Company. The Company and the Paying Agent acknowledge and agree that no monies deposited hereunder shall be invested by the Paying Agent and that the Paying Agent shall be under no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder. The Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate any amounts hereunder except as required by law.

(b) The Paying Agent represents and warrants to the Company and the Registered Holders that this Agreement has been or will be, duly authorized, executed and delivered by or on behalf of the Paying Agent and is, or upon execution and delivery will be, legal, valid and binding obligations of the Paying Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.

(c) The Paying Agent, in acting as paying agent hereunder, shall act through the principal office of its affiliate, The Bank of New York Mellon, at 101 Barclay Street, 7E, New York, New York 10286. As of the date of this Agreement, the Company appoints The Bank of New York Mellon Trust Company, N.A. to act as paying agent hereunder in accordance with the Securities Purchase Agreement.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

SECTION 2.	ESTABLISHMENT OF REMITTANCE ACCOUNT.

The Company hereby directs the Paying Agent to open and maintain for the benefit of each Person whose name is registered (the “Registered Holder”) in the register of the MRP Shares maintained by the Company (the “MRP Share Register”) and the Paying Agent hereby agrees for the benefit of the Registered Holders to open and maintain on the books of the Paying Agent a remittance and payment account (the “Remittance Account”) into which the Company will have the right, but not the obligation, to deposit cash to be applied solely to the payment of the amounts then due and owing from time to time on or in respect of the MRP Shares with respect to any optional or mandatory redemption of the MRP Shares under Section 3(a) of the Articles Supplementary (“Applicable Redemption Amount”). The Company agrees to promptly furnish to the Paying Agent a copy of the current Register from time to time and the Paying Agent may conclusively rely on such copy. The Paying Agent further agrees that all sums from time to time deposited in the Remittance Account by or on behalf of the Company pursuant to its rights and obligations under the Securities Purchase Agreement will be held by the Paying Agent in trust solely for the benefit of the Registered Holders; provided, however, that to the extent that the cash deposited in the Remittance Account exceeds the amount payable as determined in accordance with Section 3(a) of the Articles Supplementary, the Paying Agent shall promptly return such excess amounts to the Company. For avoidance of doubt, the Paying Agent shall not be responsible under the terms of this Agreement for paying dividends on the MRP Shares, except in connection with an optional or mandatory redemption thereof.

SECTION 3.	PAYMENTS ON REDEMPTION DATES.

(a) Subject to the deposit of funds into the Remittance Account at such times described herein below by or on behalf of the Company pursuant to Section 3(a) of the Articles Supplementary, the Paying Agent shall pay the Applicable Redemption Amount being paid on each redemption payment date which, in any such case, shall be the date designated therefor in each notice of redemption of the Company given by the Company to the Registered Holders and the Paying Agent pursuant to said Section 3 of the Articles Supplementary, as applicable (the “Redemption Date”). Each such payment of the amounts to the applicable Registered Holders shall be made from the Remittance Account on the relevant Redemption Date by the Paying Agent.

In the case of any redemption of MRP Shares pursuant to the provisions of Section 3(a) of the Articles Supplementary, the Company shall deposit with the Paying Agent not later than 1:00 p.m. New York time on the first Business Day prior to the Redemption Date the aggregate Applicable Redemption Amount of all MRP Shares then being redeemed. In all cases, all notices of the Redemption Date delivered by the Company to the Registered Holders of the MRP Shares shall be delivered concurrently by the Company to the Paying Agent.

(b) The Paying Agent shall have no responsibility to obtain wire transfer instructions from any Registered Holder. The Paying Agent understands and agrees that the payment

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

instructions set forth in Schedule A to the Securities Purchase Agreement shall for purposes of all payments on any Redemption Date be deemed to constitute written notice to the Paying Agent insofar as each of the Registered Holders is concerned, unless and until the Paying Agent receives any different payment instructions from any such Registered Holder.

(c) If the requirements of Section 3(a) of the Articles Supplementary (other than the redemption of the MRP Shares) have been satisfied, upon the deposit of immediately available funds of the Applicable Redemption Amount to the Paying Agent, dividends on such MRP Shares then being redeemed shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the requisite MRP Shares Basic Maintenance Amount (as defined in the Articles Supplementary) or the MRP Shares Asset Coverage (as defined in the Articles Supplementary)). Such Applicable Redemption Amount shall be paid on the Redemption Date by the Paying Agent to the Registered Holders.

(d) The Paying Agent shall not be responsible for making any allocation under Section 3(a)(iv) of the Articles Supplementary and shall be entitled to conclusively rely on the notices of redemption delivered to it under Section 3 of the Articles Supplementary as to the number of each Registered Holder’s MRP Shares to be redeemed in the case of a partial redemption. The Paying Agent shall not be responsible for determining whether the Company is entitled or obligated to redeem MRP Shares under the Articles Supplementary or with respect to the amount of MRP Shares that the Company is entitled to redeem thereunder.

(e) The Paying Agent shall pay sums becoming due on the MRP Shares to the Registered Holders thereof upon redemption thereof without requiring the presentation and surrender thereof unless the Company has informed the Paying Agent that any such Registered Holder is not entitled to the benefit of Section 14.2 of the Securities Purchase Agreement. If the Company has so notified the Paying Agent, payment of such sums to such Registered Holder shall be made upon presentation and surrender of the MRP Shares at the office referred to in Section 1(c) hereof. The Paying Agent shall not be liable to any Person for any losses incurred as a result of the Paying Agent having made any payment with respect to an MRP Share without the presentation and surrender thereof in accordance with Section 14.2 of the Securities Purchase Agreement.

SECTION 4.	NOTICES AND REPORTS.

The Company has delivered to the Paying Agent a copy of the Securities Purchase Agreement and the Articles Supplementary and, promptly upon any amendment thereto or change therein, the Company shall deliver to the Paying Agent a copy of the Securities Purchase Agreement and the Articles Supplementary as so amended or changed. The Paying Agent may rely upon such copy for all purposes of this Agreement. Notwithstanding the foregoing, in the event of any disagreement as between the Company and the Registered Holders with respect to the copy of the Securities Purchase Agreement and the Articles Supplementary delivered by the Company to the Paying Agent, the Required Holders may deliver to the Paying Agent a copy of the Securities Purchase Agreement and the Articles Supplementary which, beginning from the time of delivery, the Paying Agent shall rely on for all purposes of this Agreement. The Paying Agent agrees that the notices given by the Company to the Paying Agent hereunder may be given or made at the office of the Paying Agent at its address set forth in Section 11 hereof.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

SECTION 5.	CONDITIONS OF ACCEPTANCE BY PAYING AGENT.

It is understood and agreed that the acceptance by the Paying Agent of the agency provided for herein is subject to the following conditions:

(a) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Paying Agent.

(b) In acting under this Agreement the Paying Agent shall not be liable except for gross negligence or willful misconduct in the performance of its obligations hereunder.

(c) The Paying Agent is acting solely as a non-fiduciary agent for the Company hereunder and owes no duties to any other Person except as specifically provided for herein, and does not assume any obligation or relationship of agency or trust for or with the Registered Holders other than the limited obligations with respect to amounts deposited hereunder for the payment of sums due with respect to the MRP Shares, and no implied duties shall be read into this Agreement against the Paying Agent.

(d) The Paying Agent may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and in reliance on such advice or opinion of counsel.

(e) In the absence of gross negligence or willful misconduct on its part, the Paying Agent, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under this Agreement.

(f) The Paying Agent shall not be liable for any error of judgment made in good faith by any of the Paying Agent’s officers unless it shall be proved that the Paying Agent was grossly negligent in ascertaining the pertinent facts.

(g) The Paying Agent shall be entitled to rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any note, notice, resolution, consent, certificate, affidavit, letter, opinion, telegram, teletype, message, statement, order, request, direction or other paper or document believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties.

(h) In the event of any dispute among the parties hereto the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

(i) The Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement (including any schedules hereto), the MRP Shares or any offering material used in connection with the offer and sale of the MRP Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

(j) The Paying Agent shall not invest any funds held by the Paying Agent in the Remittance Account.

(k) The Paying Agent shall (i) not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements of the Securities Purchase Agreement or the Articles Supplementary or as to the existence of a default or an event of default thereunder or (ii) not be deemed to have notice of a default or event of default under the Securities Purchase Agreement unless the Paying Agent is notified of such default or event of default in writing addressed to it to at its address set forth in Section 11.

(l) In the administration of this Agreement, the Paying Agent may execute any of its powers and perform its duties hereunder directly or through agents, subagents, custodians, subcustodians, depositories or attorneys and shall not be responsible for misconduct or negligence on the part of, or for the supervision of, any agent, subagent, custodian, subcustodian, depository or attorney appointed by it with due care hereunder.

(m) The Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for hereby and in any instance where the Paying Agent is subject to the direction of Registered Holders, the Paying Agent may act at the direction of the Required Holders and shall not incur liability for following any such directions.

(n) None of the provisions contained in this Agreement shall require the Paying Agent to advance, expend or risk its own funds in the performance of any of its duties or the exercise of any of its rights or powers hereunder.

(o) The Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.

(p) If the Paying Agent renders any service hereunder not provided for in this Agreement, or the Paying Agent is made a party to or intervenes in any litigation pertaining to this Agreement or institutes interpleader proceedings relative hereto, the Paying Agent shall be compensated by the Company for such extraordinary services and reimbursed for any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees occasioned thereby.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

(q) The Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(r) The permissive right of the Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.

(s) The Paying Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of its officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any person authorized to sign such a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(t) The Paying Agent, in its individual or any other capacity, may become the owner or pledgee of the MRP Shares with the same rights it would have if it were not Paying Agent.

(u) The Paying Agent has no duty under, pursuant to, or in connection with any other agreement, indenture or document, including but not limited to the Securities Purchase Agreement (except as otherwise expressly provided for herein), or to monitor compliance by the Company with the provisions of such agreement, indenture or document.

(v) The Paying Agent shall have no duty to calculate the amount of any payment to be made by it hereunder and may conclusively rely on the Company’s determination of any such amounts.

(w) Anything in this Agreement to the contrary notwithstanding, in no event shall the Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

SECTION 6.	RESIGNATION OR REMOVAL OF PAYING AGENT; SUCCESSOR PAYING AGENT.

(a) The Paying Agent may at any time resign by giving written notice to the Company and Registered Holders of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, that such date shall not be less than 60 days after the giving of such notice by the Paying Agent to the Company and Registered Holders. The Paying Agent may be removed at any time by the filing with it of an instrument in writing signed by duly authorized officers of the Required Holders or the Company specifying such removal

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

and the date upon which it is intended to become effective. Such resignation or removal shall take effect on the later of the date of the appointment by the Company of a successor agent acceptable to the Required Holders and the acceptance of such appointment by the Company and the successor agent. In the event no successor agent acceptable to the Required Holders and the Company accepts appointment as paying agent hereunder within 30 days after the date of such resignation, the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.

(b) In case at any time the Paying Agent shall be removed, resign or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of bankruptcy or similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Paying Agent qualified as aforesaid, shall be appointed by the Company (which successor shall be acceptable to the Required Holders) by an instrument in writing, filed with the successor Paying Agent and the predecessor Paying Agent. Upon the appointment as aforesaid of a successor Paying Agent and acceptance by such successor of such appointment, the Paying Agent so succeeded shall cease to be Paying Agent hereunder. If no successor Paying Agent shall have been so appointed and shall have accepted appointment as hereinafter provided within 30 days, then the Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Paying Agent. Such court may, as it may deem proper, prescribe or appoint a successor Paying Agent.

(c) Any successor Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, the Registered Holders and the Company an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Paying Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Paying Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Paying Agent hereunder.

(d) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust paying agency business of the Paying Agent shall be the successor Paying Agent under this Agreement without the execution or filing of any paper or any other act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

SECTION 7.	INDEMNIFICATION.

The Company shall indemnify, defend and hold the Paying Agent and its directors, officers, employees and agents (collectively with the Paying Agent, the “Indemnitees”) harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket expenses, and reasonable legal fees and expenses, (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of its (1) execution and delivery of this Agreement (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Paying Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee’s gross negligence or willful misconduct. The provisions of this Section shall survive the resignation or removal of the Paying Agent and the termination of this Agreement for any reason.

SECTION 8.	COMPENSATION AND REIMBURSEMENT OF THE PAYING AGENT.

The Company shall pay the compensation of the Paying Agent at such rates as shall be agreed upon from time to time for all services rendered by the Paying Agent hereunder. The Company shall reimburse the Paying Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Paying Agent in accordance with any provision of this Agreement (including the compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct. The obligations of the Company to the Paying Agent pursuant to this Section 8 shall survive the resignation or removal of the Paying Agent and the satisfaction or termination of this Agreement.

SECTION 9.	PAYMENT OF TAXES.

The Company will pay all stamp and other duties, if any, which may be imposed with respect to this Agreement or the issuance of the MRP Shares.

SECTION 10.	SECURITIES PURCHASE AGREEMENT CONTROLLING.

Anything contained in this Agreement to the contrary notwithstanding, the Securities Purchase Agreement and the Articles Supplementary shall, as among the Company and the holders of the MRP Shares, be controlling and nothing herein contained shall be deemed or construed to relieve the Company of, or otherwise modify or amend, any of its obligations contained in the Securities Purchase Agreement or the Articles Supplementary , as the case may be, whether with respect to the registration, transfer or exchange of the MRP Shares or otherwise.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

SECTION 11.	NOTICES.

Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent (or at such other address as such party shall have specified to each other party in writing):

(i)	If to the Company:

Kayne Anderson MLP Investment Company

811 Main Street, 14th Floor

Houston, Texas 77002

Attention: Chief Executive Officer

(ii)	if to the Paying Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Corporate Trust

(iii) if to any Registered Holder, at the address designated by such Registered Holder pursuant to Section 18 of the Securities Purchase Agreement.

Notices or communications given in accordance with the terms hereof shall be effective only upon actual receipt.

The Paying Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Paying Agent to be authorized to give instructions and directions on behalf of the Company. The Paying Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Paying Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Paying Agent, including without limitation the risk of the Paying Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 12.	BENEFIT OF AGREEMENT.

This Agreement is solely for the benefit of the parties hereto, their successors and assigns, and no other Person shall acquire or have any right hereunder or by virtue hereof.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

SECTION 13.	GOVERNING LAW.

This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

SECTION 14.	COUNTERPARTS.

This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 15.	MODIFICATIONS.

This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

SECTION 16.	SEVERABILITY.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

SECTION 17.	FORCE MAJEURE.

In no event shall the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

KAYNE ANDERSON MLP INVESTMENT COMPANY

By
Name:
Title:

Kayne Anderson MLP Investment Company	Agency Agreement related to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Paying Agent

By
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY AMERICAN HOME ASSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

By
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO SECURITIES PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO SECURITIES PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

By
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO SECURITIES PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO SECURITIES PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By
Name:
Title:

By
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO SECURITIES PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

ROYAL NEIGHBORS OF AMERICA

By:	Athene Asset Management, L.P., its investment adviser

By:	AAM GP Ltd., its general partner

By:
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY

AGENCY AGREEMENT RELATED TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A

FORM OF SECURITIES PURCHASE AGREEMENT

The Securities Purchase Agreement

is the Principal Agreement herein